Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834, 02-41729 through 02-41957
05-44167, 05-44168, 05-44170,
05-44171, 05-44172, 05-44174,
05-44178, 05-44190, 05-44192,
05-44193, 05-44195, 05-44196,
05-44197, 05-44198, 05-44200,
05-60107 and 06-10622 through 06-10642*
Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(Name of Debtors)

Monthly Operating Report for
the period ended May 31, 2006**

Debtors’ Address:
5619 DTC Parkway
Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP

(Debtors’ Attorneys)

Monthly Operating Income:  $61,184
($ in thousands)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date:  June 26, 2006

/s/ Vanessa A. Wittman
Vanessa A. Wittman
Chief Financial Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT_____

*  Refer to Schedule VI for a listing of Debtors by Case Number.

** All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except share data)

May 31, 2006
ASSETS:
Current assets:
Cash and cash equivalents	$521,411
Restricted cash	266,382
Accounts receivables, net	108,401
Receivable for securities	10,029
Other current assets	159,105
Total current assets	1,065,328
Noncurrent assets:
Restricted cash	2,742
Investments in equity affiliates	5,870
Property and equipment, net	4,249,227
Intangible assets, net	7,487,660
Other noncurrent assets, net	115,501
Total assets	$12,926,328

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$199,860
Subscriber advance payments and deposits	32,568
Payable to Non-Filing Entities	1,554
Accrued liabilities	429,819
Deferred income	21,114
Current portion of parent and subsidiary debt	951,360
Total current liabilities	1,636,275

Noncurrent liabilities:
Other liabilities	32,014
Deferred revenue	53,715
Deferred income taxes	883,135
Total noncurrent liabilities	968,864

Liabilities subject to compromise	18,398,170
Total liabilities	21,003,309

Minority’s interest in equity of subsidiary	74,423

Stockholders’ equity:
Series preferred stock	397
Class A and Class B common stock, $.01 par value, 1,500,000,000 shared authorized, 254,842,636 shares issued and outstanding	2,548
Additional paid-in capital	9,516,510
Accumulated other comprehensive income	94
Accumulated deficit	(17,643,016)
Treasury stock, at cost	(27,937)
Total stockholders’ equity	(8,151,404)
Total liabilities and stockholders’ equity	$12,926,328

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

		Forty-seven
	Month Ended	Months Ended
	May 31, 2006	May 31, 2006

Revenue	$401,166	$15,161,405

Cost and expenses:

Direct operating and programming	229,579	9,669,600
Selling, general and administrative	33,553	1,148,961
Investigation, re-audit and sale transaction costs	3,514	279,234
Depreciation and amortization	73,336	4,148,785
Impairment of long-lived assets	—	2,108,829
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	55,367
(Gain) loss on dispositions of long-lived assets, net	—	(10,381)
Total costs and expenses	339,982	17,414,294
Operating income (loss)	61,184	(2,252,889)

Other expense:
Interest expense, net of amounts capitalized (contractual interest expense was $125,569 and $4,857,612 during May 2006 and during the forty-seven months ended May 31, 2006, respectively)	(58,018)	(1,815,365)
Impairment of cost and available for sale investments	—	(18,282)
Other expense, net	1,376	(374,678)
Total other expense, net	(56,642)	(2,208,325)

Income (loss) from continuing operations before reorganization expenses, income taxes, share of losses of equity affiliates and minority’s interest	4,542	(4,461,214)
Reorganization expenses due to bankruptcy	114,471	(194,085)
Income (loss) from continuing operations before income taxes, share of losses of equity affiliates and minority’s interest	119,013	(4,655,299)
Income tax benefit (expense)	—	(339,154)
Share of losses of equity affiliates, net	53	(123,153)
Minority’s interest in loss of subsidiary	(4,617)	74,168
Income (loss) from continuing operations before cumulative effect of accounting change	114,449	(5,043,438)
Discontinued operations, net (includes $97,902 related to the cost of TelCove settlement)	—	(128,749)
Income (loss) before cumulative effect of accounting change	114,449	(5,172,187)
Cumulative affect of accounting change	—	(262,847)
Net income (loss)	114,449	(5,435,034)
Beneficial conversion feature	—	(19,419)
Net loss applicable to common stockholders	$114,449	$(5,454,453)

Basic and diluted income (loss) per weighted average share of common stock	$0.45	$(21.50)

Basic and diluted weighted average shares of common stock outstanding (in thousands)	253,748	253,748

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

		Forty-seven
	Month Ended	Months Ended
	May 31, 2006	May 31, 2006

Cash flows from operating activities:
Net income (loss)	$114,449	$(5,435,034)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	73,336	4,148,785
Impairment of long-lived assets	—	2,108,829
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	55,367
(Gain) loss on dispositions of long-lived assets	—	(57,615)
Amortization of debt issuance costs	225	112,955
Impairment of cost and available-for-sale investments	—	18,282
Provision for loss contingencies	—	473,832
Reorganization expenses due to bankruptcy	(114,471)	194,085
Deferred tax expense	—	370,697
Share of losses of equity affiliates, net	(53)	123,153
Minority’s interest in loss of subsidiary	4,617	(74,168)
Other noncash gains	—	30,395
Depreciation, amortization and other non-cash items from discontinued operations	—	89,268
Cumulative effect of accounting change	—	262,847
Change in operating assets and liabilities	12,433	(124,828)
Net cash provided by operating activities before payment of reorganization expenses	90,536	2,310,749
Reorganization expenses paid during the period	(15,225)	(351,315)
Net cash provided by operating activities	75,311	1,959,434

Cash flows from investing activities:
Capital expenditures for property, plant and equipment	(37,145)	(2,476,029)
Change in restricted cash	(1,267)	(266,996)
Proceeds from sale of investments	—	325,890
Other	(829)	112,259
Net cash used in investing activities	(39,241)	(2,304,876)

Cash flows from financing activities:
Proceeds from debt	11,000	3,006,750
Repayments of debt	(879)	(2,166,092)
Payment of debt issuance costs	—	(112,152)
Net cash provided by financing activities	10,121	728,506

Change in cash and cash equivalents	46,191	383,064
Cash and cash equivalents, beginning of period	475,220	138,347
Cash and cash equivalents, end of period	$521,411	$521,411

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1:  Background and Basis of Presentation

Adelphia Communications Corporation (“Adelphia”) and its consolidated subsidiaries (collectively, the “Company”) are engaged primarily in the cable television business. The Company’s consolidated cable systems are located in 31 states and Brazil. On June 25, 2002 (the “Petition Date”), Adelphia and substantially all of its domestic subsidiaries (the “Debtors”) filed voluntary petitions to reorganize (the “Chapter 11 Cases”) under Chapter 11 of Title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On June 10, 2002, Century Communications Corporation (“Century”), an indirect wholly owned subsidiary of Adelphia, filed a voluntary petition to reorganize under Chapter 11. On October 6 and November 15, 2005, certain additional subsidiaries of Adelphia filed voluntary petitions to reorganize under Chapter 11. On March 31, 2006, the Forfeited Entities (defined below) and certain other entities filed voluntary petitions to reorganize under Chapter 11. The Debtors, which include Century, the subsequent filers and the Forfeited Entities, are currently operating their businesses as debtors-in-possession under Chapter 11. Effective April 20, 2005, Adelphia entered into definitive agreements (the “Purchase Agreements”) with Time Warner NY Cable LLC (“TW NY”) and Comcast Corporation (“Comcast”) providing for the sale of substantially all of the Company’s U.S. assets. For additional information, see Note 2.

In May 2002, certain members of the John J. Rigas family (the “Rigas Family”) resigned from their positions as directors and executive officers of the Company. In addition, although the Rigas Family owned common stock with a majority of the voting power in Adelphia, the Rigas Family was not able to exercise such voting power since the Debtors filed for protection under the Bankruptcy Code in June 2002. Prior to May 2002, the Company engaged in numerous transactions that directly or indirectly involved members of the Rigas Family and entities in which members of the Rigas Family directly or indirectly held controlling interests  (collectively, the “Rigas Family Entities”). The Rigas Family Entities include certain cable television entities formerly owned by the Rigas Family that are subject to co-borrowing arrangements with the Company, as well as Coudersport Television Cable Co. (“Coudersport”) and Bucktail Broadcasting Corp. (“Bucktail”), (the “Rigas Co-Borrowing Entities”), as well as other Rigas Family entities (the “Other Rigas Entities”).

On March 29, 2006, the United States District Court for the Southern District of New York (the “District Court”) signed a Stipulation and Order of Settlement of Amended Petition of Adelphia Communications Corporation and Various Subsidiaries as to Forfeited Managed Entities, a Final Order of Forfeiture as to Forfeited Managed Entities (the “Final Order”) and an Amended Final Order of Forfeiture as to Forfeited Managed Entities (the “Amended Final Order,” together with the Final Order, the “Final Forfeiture Orders”). Pursuant to the Final Forfeiture Orders, on March 29, 2006, all right, title and interest in certain entities formerly owned by the Rigas Family (the “Forfeited Entities”) held by the Rigas Family and by the Rigas Family Entities prior to the Consent Order of Forfeiture entered by the District Court on June 8, 2005 (the “Forfeiture Order”) were transferred to certain subsidiaries of the Company free and clear of all liens, claims, encumbrances and adverse interests in accordance with the Final Forfeiture Orders, subject to certain limitations set forth in the Final Forfeiture Orders. The forfeited assets acquired by the Company pursuant to the Final Forfeiture Orders include the cable systems that were nominally owned by certain Rigas Family Entities and managed by the Company. The Forfeited Entities do not include Coudersport and Bucktail, which are two small cable systems owned by the Rigas Family with approximately 5,000 subscribers as of the date of the Forfeiture Order. The transfer of all right, title and interest previously held by the Rigas Family and by the Rigas Family Entities in any of the Company’s securities and certain specified real estate and other property in furtherance of the agreement between the Company and United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”) dated April 25, 2005 (the “Non-Prosecution Agreement”), as further discussed in Note 4, is expected to occur in accordance with separate, subsequent court documentation.

Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50%

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

owned and controlled by Adelphia, are included with the exception of those subsidiaries (the “Non-Filing Entities”) who did not file voluntary petitions under Chapter 11 of the Bankruptcy Code. All inter-entity transactions between the Debtors are eliminated. The Non-Filing Entities as of May 31, 2006 include Praxis Capital Ventures, L.P., Adelphia Brasil, Ltda and STV Communications. As of and for the month ended May 31, 2006, the Non-Filing Entities were not significant to the consolidated financial position, results of operations or cash flows of the filing entities.

These consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business, and do not purport to show, reflect or provide for the consequences of the Chapter 11 Cases. In particular, these consolidated financial statements do not purport to show: (i) as to assets, the amount that may be realized upon their sale or their availability to satisfy liabilities; (ii) as to pre-petition liabilities, the amounts at which claims or contingencies may be settled, or the status and priority thereof; (iii) as to stockholders’ equity accounts, the effect of any changes that may be made in the capitalization of the Company; or (iv) as to operations, the effect of any changes that may be made in its business.

The accompanying unaudited consolidated financial statements have been derived from the books and records of the Company. However, certain financial information has not been subject to procedures that would typically be applied to financial information presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein.

The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 with the Securities and Exchange Commission (“SEC”) on March 29, 2006 and subsequently filed its quarterly report on Form 10-Q for the period ended March 31, 2006. The Company’s website (www.adelphia.com) contains a hyperlink to the Adelphia page on the SEC’s website (www.sec.gov) to access these reports. Information contained on the Company’s Internet website is not incorporated by reference in this Monthly Operating Report. The Company has not completed the preparation of financial statements for periods subsequent to March 31, 2006 and is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors will be supplemented or otherwise amended. The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited consolidated financial statements. For example, the accompanying unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors’ income, expenditures or general financial condition, but rather, a current compilation of the Debtors’ books and records. The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

Note 2:  Bankruptcy Proceedings and Sale of Assets of the Company

Overview

The Debtors, which include Century, the subsequent filers and the Forfeited Entities, are currently operating their businesses as debtors-in-possession under Chapter 11.

On July 11, 2002, a statutory committee of unsecured creditors (the “Creditors’ Committee”) was appointed, and on July 31, 2002, a statutory committee of equity holders (the “Equity Committee” and, together with the Creditors’ Committee, the “Committees”) was appointed. The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Debtors’ plan of reorganization. Under the Bankruptcy Code, the Debtors were provided with specified periods during which only the Debtors could propose and file a plan of reorganization (the “Exclusive Period”) and solicit acceptances thereto (the “Solicitation Period”). The Debtors received several extensions of the Exclusive Period and the Solicitation Period from the

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Bankruptcy Court with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively. In early 2004, the Debtors filed a motion requesting an additional extension of the Exclusive Period and the Solicitation Period. However, in 2004, the Equity Committee filed a motion to terminate the Exclusive Period and the Solicitation Period and other objections were filed regarding the Debtors’ request. The Bankruptcy Court has extended the Exclusive Period and the Solicitation Period until the hearing on the motions is held and a determination by the Bankruptcy Court is made. No hearing has been scheduled. For additional information, see Note 4, “Arahova Motions.”

Confirmation of Plan of Reorganization

For a plan of reorganization to be confirmed and become effective, the Debtors must, among other things:

•                  obtain an order of the Bankruptcy Court approving a disclosure statement as containing “adequate information;”

•                  solicit acceptance of such plan of reorganization from the holders of claims and equity interests in each class that is impaired and not deemed by the Bankruptcy Court to have rejected such plan;

•                  obtain an order from the Bankruptcy Court confirming such plan; and

•                  consummate such plan.

By order dated November 23, 2005, the Bankruptcy Court approved the Debtors’ fourth amended disclosure statement (the “November Disclosure Statement”) as containing “adequate information” pursuant to Section 1125 of the Bankruptcy Code. By December 12, 2005, the Debtors had completed the mailing of the November Disclosure Statement and related solicitation materials in connection with the Debtors’ fourth amended joint plan of reorganization, as filed with the Bankruptcy Court on November 21, 2005. On April 28, 2006, the Bankruptcy Court approved the Debtors’ supplement to the November Disclosure Statement (the “DS Supplement”) as containing “adequate information” pursuant to Section 1125 of the Bankruptcy Code (the “DS Supplement Order”). By May 12, 2006, the Debtors had completed the mailing of the DS Supplement and related solicitation materials in connection with the Debtors’ modified fourth amended joint plan of reorganization, filed with the Bankruptcy Court on April 28, 2006 (the “April Plan”).

On May 26, 2006, the Debtors filed a motion (the “363 Motion”) with the Bankruptcy Court seeking, among other things, approval to proceed with the sale of certain assets to TW NY and the sale of certain other assets to Comcast without first confirming a Chapter 11 plan of reorganization (other than with respect to the JV Debtors (as defined below)). A hearing to consider certain amended bid protections proposed in the 363 Motion was held on June 16, 2006, and on that date the Bankruptcy Court entered an order approving new provisions for termination, for the payment of the breakup fee, a reduction in the purchase price under certain circumstances and reaffirming the effectiveness of the “no-shop provision” and overruling all objections thereto. A hearing to approve the balance of the 363 Motion is scheduled for June 27, 2006.

On June 22, 2006, the Debtors filed their Third Modified Fourth Amended Joint Plan of Reorganization (the “JV Plan”) for the Century-TCI California Communications, L.P. Debtors and the Parnassos Communications, L.P. Debtors (collectively, the “JV Debtors”) with the Bankruptcy Court with respect to the Company’s joint ventures with Comcast. By June 9, 2006, the Debtors’ service agent had completed the mailing of a notice describing certain matters relating to the JV Plan. In response to the Debtors’ plan modification motion dated June 2, 2006 (the “Plan Modification Motion”), by order dated June 8, 2006, the Bankruptcy Court approved the information in the 363 Motion and the Plan Modification

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Motion as containing “adequate information” pursuant to Section 1125 of the Bankruptcy Code. The hearing to confirm the JV Plan is scheduled to begin on or about June 28, 2006.

Together the JV Plan and the 363 Motion contemplate, among other things, consummation of the Sale Transaction (defined below). The JV Plan contemplates distribution of cash received pursuant to the Sale Transaction to the creditors of the JV Debtors in accordance with the JV Plan. For the balance of the Debtors, the April Plan remains pending.

The deadline for the submission of ballots to the balloting agent to accept or reject the JV Plan generally was June 21, 2006 and for holders of Parnassos and Century-TCI bank claims, June 26, 2006. The deadline for the submission of ballots to the balloting agent to accept or reject the April Plan is July 26, 2006, and in the case of securities held through an intermediary, the deadline for instructions to be received by the intermediary is July 21, 2006 or such other date as specified by the applicable intermediary.

The Debtors’ confirmation hearing relating to the April Plan commenced on May 15, 2006.

Before it can issue a confirmation order with respect to either the April Plan or the JV Plan, the Bankruptcy Court must find that either (i) each class of impaired claims or equity interests has accepted such plan or (ii) the plan meets the requirements of the Bankruptcy Code to confirm such plan over the objections of dissenting classes. In addition, the Bankruptcy Court must find that such plan meets certain other requirements specified in the Bankruptcy Code.

Sale of Assets

Effective April 20, 2005, Adelphia entered into definitive asset purchase agreements with TW NY and Comcast, pursuant to which TW NY and Comcast will purchase assets comprising, in the aggregate, substantially all of the Company’s U.S. assets and assume certain of its liabilities (the “Sale Transaction”). Upon the closing of the Sale Transaction, Adelphia will receive aggregate consideration of cash in the amount of approximately $12.7 billion plus shares of Time Warner Cable Inc. (“TWC”) Class A Common Stock (the “TWC Class A Common Stock”), which are expected to represent 16% of the outstanding equity securities of TWC as of the closing of the Sale Transaction. Such percentage: (i) assumes the redemption of Comcast’s interest in TWC, the inclusion in the sale to TW NY of all of the cable systems owned by the Rigas Co-Borrowing Entities contemplated to be purchased by TW NY pursuant to the Sale Transaction and that there is no Expanded Transaction (defined below); and (ii) is subject to adjustment for issuances pursuant to employee stock programs (subject to a cap) and issuances of securities for fair consideration. Other than in the case of a 363 Sale (as defined below), the TWC Class A Common Stock is expected to be listed on The New York Stock Exchange (the “NYSE”) following the closing of the Sale Transaction but in any event within two weeks following such closing or, if not listed on the NYSE within a reasonable period following such closing, on The Nasdaq Stock Market (“Nasdaq”). In the case of a 363 Sale (as defined below), the TWC Class A Common Stock is expected to be listed on the NYSE at or prior to any initial registered public offering of the TWC Class A Common Stock or shortly following the consummation of a plan of reorganization but in any event within two weeks following the consummation of a plan of reorganization to distribute the proceeds of the Sale Transaction to the Company’s creditors and stakeholders or, if not listed on the NYSE within a reasonable period following the initial registered offering or distribution pursuant to a plan of reorganization, on Nasdaq. At the closing of a 363 Sale (as defined below), TWC and Adelphia will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) under which Adelphia will agree to consummate a fully underwritten initial public offering of at least 33 1/3% of the TWC Class A Common Stock issued by TWC in the Sale Transaction (inclusive of the overallotment option, if any) within three months of TWC preparing the necessary registration statement and having it declared effective (subject to delays under specified conditions). Adelphia’s obligation to consummate the public offering terminates if Adelphia consummates a plan of reorganization as a result of which (a) 75% of the TWC Class A Common Stock it receives in the Sale Transaction (excluding TWC Class A Common Stock held in the escrow) is distributed to creditors and the TWC Class A Common Stock is listed on the NYSE or Nasdaq within two weeks, or (b) 90% of the TWC Class A Common Stock it receives in the Sale Transaction (excluding TWC Class A Common Stock held in the escrow) is distributed to creditors regardless of listing status. After the initial public offering, Adelphia will have the right to a demand registration and a final registration if the exemption from

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

registration pursuant to Section 1145 of the Bankruptcy Code is not available for a distribution of the remaining TWC Class A Common Stock to the Company’s creditors and stakeholders under a Chapter 11 plan. Pursuant to the terms of the Registration Rights Agreement, Adelphia’s ability to distribute the TWC Class A Common Stock may be subject to lock-up periods following public offerings of TWC Class A Common Stock. Pursuant to a letter agreement, dated as of June 21, 2006 (the “Comcast Letter Agreement”), Adelphia, TWC and Comcast have agreed that if Comcast is not able to redeem its existing interest in TWC in exchange for a subsidiary of TWC holding, among other things, cable systems before November 1, 2006, as is contemplated in the redemption agreement between TWC, Comcast’s subsidiary trust and certain of their respective affiliates (the “Redemption Agreement”), then for the period from November 1, 2006 to November 17, 2007, Comcast will have the right to pre-empt the Company in any offering, to require the Company to give Comcast 45 days to complete an offering, and to require that the Company “lock up” its TWC stock for 180 days in connection with Comcast’s sale of TWC Class A Common Stock and for 90 days in connection with each Comcast follow-on offering that may occur (the “Comcast Preemption Right”), which could potentially lock-up the Company until as late as February 2008.

The purchase prices payable by TW NY and Comcast are subject to certain adjustments. TW NY is a subsidiary of TWC, the cable subsidiary of Time Warner Inc. (“Time Warner”). TWC and Comcast and certain of their affiliates have also entered into agreements to swap certain cable systems and unwind Comcast’s investments in TWC and Time Warner Entertainment Company, L.P., a subsidiary of TWC (“TWE”). Consummation of the Sale Transaction is not conditioned upon the consummation of any of the agreements among TWC, Comcast and certain of their affiliates to swap certain cable systems or unwind Comcast’s investments in TWC or TWE.

As part of the Sale Transaction, Adelphia agreed to transfer to TW NY and Comcast, as applicable, the assets related to the Rigas Co-Borrowing Entities (including Coudersport and Bucktail). If the Company is unable to transfer all of the assets related to such entities to Comcast and TW NY at the closing of the Sale Transaction, the initial purchase price payable by Comcast and by TW NY would be reduced by an aggregate amount of up to $600,000,000 and $390,000,000 (consisting of shares of TWC Class A Common Stock valued at the deemed value specified in the Purchase Agreements), respectively, but would become payable to the extent such assets are transferred to Comcast or TW NY in accordance with the terms of the Purchase Agreements within 15 months of the closing of the Sale Transaction. Based upon an updated valuation analysis of the TWC Class A Common Stock provided to the Company by UBS Securities LLC (“UBS”) and Allen & Company LLC (“Allen”) on March 20, 2006 (the “Updated Valuation”), the value of such potential reduction to the purchase price payable by TW NY would be $334,000,000. Adelphia expects to be able to transfer to TW NY and Comcast, as applicable, the assets of the Forfeited Entities concurrent with the closing of the Sale Transaction, which do not include Coudersport and Bucktail, once such entities emerge from bankruptcy other than in the case of a 363 Sale (as defined below). Other than in the case of a 363 Sale (as defined below), there can be no assurance that the bankruptcy cases of the Forfeited Entities will proceed swiftly enough for such transfer to occur concurrent with the closing of the Sale Transaction, and such transfer may not occur until after the initial closing of the Sale Transaction, if at all. In the case of a 363 Sale (as defined below), Adelphia expects to be able to transfer to TW NY and Comcast the assets of the Forfeited Entities, which do not include Coudersport and Bucktail. In either case, Adelphia believes that its inability to transfer the assets of Coudersport and Bucktail to TW NY and Comcast will result in an aggregate purchase price reduction of approximately $23,000,000, reflecting a reduction to the purchase price payable by TW NY of approximately $15,000,000 (consisting of shares of TWC Class A Common Stock valued at the deemed value specified in the Purchase Agreements) and by Comcast of approximately $8,000,000. Based upon the Updated Valuation, Adelphia believes the value of the reduction to the purchase price payable by TW NY would be $13,000,000. In the case of the Purchase Agreement with TW NY, the reduction to the purchase price on account of the exclusion of any Rigas Co-Borrowing Entity is made in shares of TWC Class A Common Stock where such shares are valued at the deemed value of $4.96 billion specified in such agreement for the 16% (except as noted above) of the outstanding equity securities of TWC as of the closing of the Sale Transaction.

Pursuant to a separate agreement, dated as of April 20, 2005, TWC, among other things, has guaranteed the obligations of TW NY under the Purchase Agreement between TW NY and Adelphia.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Until either (i) a plan of reorganization for Adelphia and certain of its subsidiaries is confirmed by the Bankruptcy Court and becomes effective or (ii) the JV Plan is confirmed by the Bankruptcy Court and becomes effective and the Bankruptcy Court enters an order approving the 363 Motion (a “363 Order”), the Sale Transaction cannot be consummated. The closing of the Sale Transaction is also subject to the satisfaction or waiver of conditions customary to transactions of this type, including, among others: (i) receipt of applicable regulatory approvals, including the consent of the Federal Communications Commission (the “FCC”) to the transfer of certain licenses, and, subject to certain exceptions and to the extent not preempted by Section 365 of the Bankruptcy Code, any applicable approvals of local franchising authorities (“LFAs”) to the change in ownership of the cable systems operated by the Company; (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”); (iii) other than in the case of the Sale Transaction occurring pursuant to a 363 Order (a “363 Sale”), the offer and sale of the shares of TWC Class A Common Stock to be issued in the Sale Transaction having been exempted from registration pursuant to an order of the Bankruptcy Court confirming the April Plan or a no-action letter from the staff of the SEC, or a registration statement covering the offer and sale of such shares having been declared effective; (iv) other than in the case of a 363 Sale, the TWC Class A Common Stock to be issued in the Sale Transaction being freely tradable and not subject to resale restrictions at the time the TWC Class A Common Stock is distributed to the Company’s creditors and stakeholders pursuant to a plan of reorganization, except in certain circumstances; (v) entry by the Bankruptcy Court of a final order confirming the April Plan or confirming the JV Plan and entering the 363 Order and, contemporaneously with the closing of the Sale Transaction, consummation of the April Plan or the JV Plan; (vi) satisfactory settlement by Adelphia of the claims and causes of action brought by the SEC and the investigations by the United States Department of Justice (the “DoJ”); (vii) the absence of any material adverse effect with respect to TWC’s business and certain significant components of the Company’s business (without taking into consideration any loss of subscribers by the Company’s business (or the results thereof) already reflected in the projections specified in the applicable asset purchase agreement or the applicable purchase price adjustments); (viii) the number of eligible basic subscribers (as the term is used in the Purchase Agreements) served by the Company’s cable systems as of a specified date prior to the closing of the Sale Transaction not being below an agreed upon threshold; (ix) the absence of an actual change in law, or proposed change in law that has a reasonable possibility of being enacted, that would adversely affect the tax treatment accorded to the Sale Transaction with respect to TW NY; (x) a filing of an election under Section 754 of the Internal Revenue Code of 1986, as amended, by each of Century-TCI California Communications, L.P. (“Century-TCI”), Parnassos Communications, L.P. (“Parnassos”) and Western NY Cablevision L.P. (“Western NY Cablevision”); and (xi) the provision of certain audited and unaudited financial information by Adelphia.

Subject to the Expanded Transaction (defined below), the closing under each Purchase Agreement is also conditioned on a contemporaneous closing under the other Purchase Agreement. On January 31, 2006, the Federal Trade Commission closed its antitrust investigation under the HSR Act of the Sale Transaction. In addition, the Company believes that it has received the necessary applicable approvals of LFAs to the change in ownership of the cable systems operated by the Company to satisfy the applicable closing condition under the Purchase Agreements. If the closing of the Sale Transaction does not occur by July 31, 2006, TW NY or Comcast may terminate, subject to certain exceptions, its respective Purchase Agreement.

Adelphia received letters, dated March 24, 2006, from each of TWC and Comcast alleging that Adelphia’s implementation of a system, required by each Purchase Agreement to be implemented prior to the closing of the Sale Transaction, by which eligible basic subscribers (as the term is used in the Purchase Agreements) can be tracked, materially breaches the Purchase Agreements insofar as it does not include within it certain marketing promotions utilized by Adelphia. Adelphia, in letters to TW NY and Comcast, dated March 27, 2006, has denied that Adelphia’s actions constitute a material breach, but has determined, without prejudice to its position, to incorporate a method of tracking such marketing promotions as part of its subscriber tracking system. Adelphia does not believe that such marketing promotions are required by the terms of the applicable Purchase Agreement to be tracked by a subscriber tracking system that, as required by the Purchase Agreements, would be reasonably expected to accurately track eligible basic subscribers (as the term is used in the Purchase Agreements). Under each of the Purchase Agreements, any

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

breach that would preclude Adelphia from providing a certificate at the closing of the Sale Transaction that each of the covenants in the applicable Purchase Agreement (including, in each case, the covenant to implement the tracking system) has been duly performed in all material respects would constitute a failure of a condition to the closing of the Sale Transaction in favor of each of TW NY and Comcast, and, if not cured, could provide TW NY and Comcast a basis for terminating its respective Purchase Agreement.

Pursuant to a letter agreement, dated as of April 20, 2005, and the asset purchase agreement between Adelphia and TW NY, TW NY has agreed to purchase the cable operations of Adelphia that Comcast would have acquired if Comcast’s purchase agreement is terminated prior to the closing of the Sale Transaction as a result of the failure to obtain FCC or applicable antitrust approvals (the “Expanded Transaction”). In such event and assuming TW NY received such approvals, TW NY will pay the $3.5 billion purchase price to have been paid by Comcast, less Comcast’s allocable share of the liabilities of Century-TCI, Parnassos and Western NY Cablevision, which shall not be less than $549,000,000 or more than $600,000,000. There is no assurance that TW NY would be able to obtain the required FCC or applicable antitrust approvals for the Expanded Transaction.

The Purchase Agreements with TW NY and Comcast contain certain termination rights for Adelphia, TW NY and Comcast, and further provide that, upon termination of the Purchase Agreements under specified circumstances or the failure to consummate the Sale Transaction prior to September 1, 2006 under specified circumstances, Adelphia may be required to pay TW NY a termination fee of, or reduce the purchase price under the Purchase Agreement with TW NY by, $352,850,000 and may be required to pay Comcast a termination fee of, or reduce the purchase price under the Purchase Agreement with Comcast by, $87,500,000.

The foregoing description of the terms of the Sale Transaction does not purport to be complete and is qualified in its entirety by reference to each of the definitive agreements for the Sale Transaction, which are attached as exhibits to Adelphia’s Current Report on Form 8-K filed with the SEC on April 25, 2005, other than with respect to Amendment No. 2 to the Purchase Agreements which are posted on Adelphia’s website at www.adelphia.com. Certain fees are due to the Company’s financial advisors upon successful completion of a sale, which are calculated as a percentage (0.11% to 0.20%) of the sale value. Additional fees may be payable depending on the outcome of the sales process. Such fees cannot be determined until the closing of the Sale Transaction.

Pre-petition Obligations

Pre-petition and post-petition obligations of the Debtors are treated differently under the Bankruptcy Code. Due to the commencement of the Chapter 11 Cases and the Debtors’ failure to comply with certain financial and other covenants, the Debtors are in default on substantially all of their pre-petition debt obligations. As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed against the Debtors. The Bankruptcy Court has approved the Debtors’ motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits. The Debtors have been paying and intend to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Debtors may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. For additional information concerning liabilities subject to compromise, see below.

The ultimate amount of the Debtors’ liabilities will be determined during the Debtors’ claims resolution process. The Bankruptcy Court has established bar dates of January 9, 2004, November 14, 2005, December 20, 2005 and May 1, 2006 for filing proofs of claim against the Debtors’ estates. A bar date is the date by which proofs of claim must be filed if a claimant disagrees with how its claim appears on the Debtors’ Schedules of Liabilities. However, under certain limited circumstances, claimants may file proofs of claims after the bar date. As of January 9, 2004, approximately 17,000 proofs of claim asserting

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

in excess of $3.20 trillion in claims were filed, and as of May 31, 2006, approximately 19,500 proofs of claim asserting approximately $3.98 trillion in claims were filed, in each case including duplicative claims, but excluding any estimated amounts for unliquidated claims. The aggregate amount of claims filed with the Bankruptcy Court far exceeds the Debtors’ estimate of ultimate liability. The Debtors currently are in the process of reviewing, analyzing and reconciling the scheduled and filed claims. The Debtors expect that the claims resolution process will take significant time to complete following consummation of the April Plan. As the amounts of the allowed claims are determined, adjustments will be recorded in liabilities subject to compromise and reorganization expenses due to bankruptcy.

The Debtors have filed numerous omnibus objections that address $3.68 trillion in claims, consisting primarily of duplicative claims. Certain claims addressed in such objections were either: (i) reduced and allowed; (ii) disallowed and expunged; or (iii) subordinated by orders of the Bankruptcy Court. Hearings on certain claims objections are ongoing. Certain other objections have been adjourned to allow the parties to continue to reconcile such claims. Additional omnibus objections may be filed as the claims resolution process continues.

Debtor-in-Possession Credit Facility

In order to provide liquidity following the commencement of the Chapter 11 Cases, Adelphia and certain of its subsidiaries (the “Loan Parties”) entered into a $1,500,000,000 debtor-in-possession credit facility (as amended, the “DIP Facility”). On May 10, 2004, the Loan Parties entered into a $1,000,000,000 extended debtor-in-possession credit facility (as amended, the “First Extended DIP Facility”), which amended and restated the DIP Facility in its entirety. On February 25, 2005, the Loan Parties entered into a $1,300,000,000 further extended debtor-in-possession credit facility (as amended, the “Second Extended DIP Facility”), which amended and restated the First Extended DIP Facility in its entirety. On March 17, 2006, the Loan Parties entered into a $1,300,000,000 further extended debtor-in-possession credit facility (the “Third Extended DIP Facility”), which amended and restated the Second Extended DIP Facility in its entirety. For additional information, see Note 3.

Going Concern

As a result of the Company’s filing of the bankruptcy petition and the other matters described in the following paragraphs, there is substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (“SOP 90-7”). The consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the consolidated balance sheets and classified as liabilities subject to compromise, at the estimated amount of allowable claims. Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. For periods subsequent to the Petition Date, interest expense has been reported only to the extent that it will be paid during the Chapter 11 proceedings. In addition, no preferred stock dividends have been accrued subsequent to the Petition Date. Liabilities not subject to compromise are separately classified as current or noncurrent. Revenue, expenses, realized gains and losses, and provisions for losses resulting from reorganization are reported separately as reorganization expenses due to bankruptcy. Cash used for reorganization items is disclosed in the consolidated statements of cash flows.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The ability of the Debtors to continue as a going concern is predicated upon numerous matters, including:

•                  having a plan of reorganization confirmed by the Bankruptcy Court and it becoming effective;

•                  obtaining substantial exit financing if the Sale Transaction is not consummated and the Company is to emerge from bankruptcy under a stand-alone plan, including working capital financing, which the Company may not be able to obtain on favorable terms, or at all. A failure to obtain necessary financing would result in the delay, modification or abandonment of the Company’s development and expansion plans and would have a material adverse effect on the Company;

•                  extending the Third Extended DIP Facility through the effective date of a plan of reorganization in the event the Sale Transaction is not consummated before the maturity date of the Third Extended DIP Facility and remaining in compliance with the financial covenants thereunder. A failure to obtain an extension to the Third Extended DIP Facility would result in the delay, modification or abandonment of the Company’s development and expansion plans and would have a material adverse effect on the Company;

•                  being able to successfully implement the Company’s business plans, decrease basic subscriber losses, renew franchises and offset the negative effects that the Chapter 11 filing has had on the Company’s business, including the impairment of customer and vendor relationships; failure to do so will result in reduced operating results and potential impairment of assets;

•                  resolving material litigation;

•                  achieving positive operating results, increasing net cash provided by operating activities and maintaining satisfactory levels of capital and liquidity considering its history of net losses and capital expenditure requirements and the expected near-term continuation thereof; and

•                  motivating and retaining key executives and employees.

Presentation

Liabilities subject to compromise consist of the following (amounts in thousands):

May 31,
2006

Parent and subsidiary debt	$16,130,151
Accounts payable	932,233
Accrued liabilities	1,186,992
Series B Preferred Stock	148,794
Liabilities subject to compromise	$18,398,170

The amounts presented as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, completion of the reconciliation process with respect to disputed claims, determinations of the secured status of certain claims, the value of any collateral securing such claims or other events. Such adjustments may be material to the amounts reported as liabilities subject to compromise.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

As a result of the Chapter 11 Cases deferred financing fees related to pre-petition debt obligations are no longer amortized. Unamortized deferred financing fees of ($141,017,000) have been included as an offset to liabilities subject to compromise as an adjustment of the net carrying value of the related pre-petition debt. Similarly, amortization of the deferred issuance costs for the Company’s redeemable preferred stock was also terminated at the Petition Date.

Reorganization Expenses Due to Bankruptcy and Investigation, Re-audit and Sale Transaction Costs

Only those fees directly related to the Chapter 11 filings are included in reorganization expenses due to bankruptcy. These expenses are offset by the interest earned during reorganization. Certain reorganization expenses are contingent upon the approval of a plan of reorganization by the Bankruptcy Court and include cure costs, financing fees and success fees. The Company is aware of certain success fees that potentially could be paid upon the Company’s emergence from bankruptcy to third party financial advisors retained by the Company and the Committees in connection with the Chapter 11 Cases. Currently, these success fees are estimated to be between $6,500,000 and $19,950,000 in the aggregate. In addition, pursuant to their employment agreements, the Chief Executive Officer and the Chief Operating Officer of the Company are eligible to receive equity awards of Adelphia stock with a minimum aggregate fair value of $17,000,000 upon the Debtors’ emergence from bankruptcy. Under the employment agreements, the value of such equity awards will be determined based on the average trading price of the post-emergence common stock of Adelphia during the 15 trading days immediately preceding the 90th day following the date of emergence. Pursuant to the employment agreements, these equity awards, which will be subject to vesting and trading restrictions, may be increased up to a maximum aggregate value of $25,500,000 at the discretion of the board of directors of Adelphia (the “Board”). As no plan of reorganization has been confirmed by the Bankruptcy Court, no accrual for such contingent payments or equity awards has been recorded in the accompanying consolidated financial statements.

On June 9, 2006, the Debtors filed a motion with the Bankruptcy Court seeking authority to amend the provisions of these employment agreements relating to Emergence Awards (a fixed amount Initial Equity Award and a discretionary Emergence Date Special Award, each as defined in their respective employment agreement) (the “Amendments”). If the Amendments are approved, (i) the Company’s Chief Executive Officer will be entitled to receive upon consummation of the Sale Transaction $10,200,000 in cash in lieu of the Initial Equity Award and $5,100,000 in cash in lieu of the Emergence Date Special Award of restricted shares, (ii) the Company’s Chief Operating Officer will be entitled to receive upon consummation of the Sale Transaction $6,800,000 in cash in lieu of the Initial Equity Award and $3,400,000 in cash in lieu of the Emergence Date Special Award of restricted shares, and (iii) in exchange for the Emergence Awards, the Company’s Chief Executive Officer and Chief Operating Officer will execute a release of any claims for additional compensation other than such Emergence Awards. In the event the Sale Transaction is not consummated, such Amendments, if approved, will become null and void and the current employment agreements will remain in effect and unmodified. The hearing on this motion is scheduled for July 25, 2006 before the Bankruptcy Court.

The Company is incurring certain professional fees that, although not directly related to the Chapter 11 filing, relate to the investigation of the actions of certain members of the Rigas Family who held all of the senior executive positions at Adelphia and constituted five of the nine members of Adelphia’s board of directors, related efforts to comply with applicable laws and regulations and the Sale Transaction. These expenses include the additional audit fees incurred for the years ended December 31, 2001 and prior, as well as legal fees, special investigation and forensic consultant fees of the Company, a special committee of the Board and employee retention costs. These expenses have been included in investigation, re-audit and sale transaction costs in the accompanying consolidated statements of operations.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 3:  Debt

The carrying value of the Company’s debt is summarized below as of May 31, 2006 (amounts in thousands):

Current portion of parent and subsidiary debt:
Secured:
Third Extended DIP Facility (a)	$943,000
Capital lease obligations	8,360
Current portion of parent and subsidiary debt	$951,360

Liabilities subject to compromise
Parent debt — unsecured: (b)
Senior notes	$4,767,565
Convertible subordinated notes (c)	1,992,022
Senior debentures	129,247
Pay-in-kind notes	31,847
Total parent debt	6,920,681

Subsidiary debt:
Secured:
Notes payable to banks	2,240,313
Co-Borrowing Facilities (d)	4,576,375
Unsecured:
Senior notes	1,105,538
Senior discount notes	342,830
Zero coupon senior discount notes	755,031
Senior subordinated notes	208,976
Other subsidiary debt	121,424
Total subsidiary debt	9,350,487

Deferred financing fees	(141,017)

Parent and subsidiary debt (Note 2)	$16,130,151

(a)  Third Extended DIP Facility

On March 17, 2006, the Loan Parties entered into the $1,300,000,000 Third Extended DIP Facility, which supersedes and replaces in its entirety the Second Extended DIP Facility. The Third Extended DIP Facility was approved by the Bankruptcy Court on March 16, 2006, and closed on March 17, 2006.

The Third Extended DIP Facility generally matures upon the earlier of August 7, 2006 or the occurrence of certain other events, as described in the Third Extended DIP Facility. The Third Extended DIP Facility is comprised of an $800,000,000 revolving Tranche A Loan (including a $500,000,000 letter of credit subfacility) and a $500,000,000 term Tranche B Loan. The proceeds from borrowings under the Third Extended DIP Facility are permitted to be used for general corporate purposes and investments, as defined in the Third Extended DIP Facility. The Third Extended DIP Facility is secured with a first priority lien on all of the Loan Parties’ unencumbered assets, a priming first priority lien on all assets of the Loan Parties securing their pre-petition bank debt and a junior lien on all other assets of the Loan Parties. The applicable margin on loans extended under the Third Extended DIP Facility was reduced (when compared to the Second Extended DIP Facility) to 1.00% per annum in the case of alternate base rate loans and 2.00% per annum in the case of adjusted LIBOR rate loans, and the commitment fee with respect to the unused portion of the Tranche A Loan is 0.50% per annum (which is the same fee that was charged under the Second Extended DIP Facility).

In connection with the closing of the Third Extended DIP Facility, on March 17, 2006, the Loan Parties borrowed an aggregate of $916,000,000 thereunder, and used all such proceeds and a portion of

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

available cash and cash equivalents to repay all of the indebtedness, including accrued and unpaid interest and certain fees and expenses, outstanding under the Second Extended DIP Facility. In addition, all of the letters of credit outstanding under the Second Extended DIP Facility were transferred to, and continue to remain outstanding under, the Third Extended DIP Facility.

The terms of the Third Extended DIP Facility contain certain restrictive covenants, which include limitations on the ability of the Loan Parties to: (i) incur additional guarantees, liens and indebtedness; (ii) sell or otherwise dispose of certain assets; and (iii) pay dividends or make other distributions or payments with respect to any shares of capital stock, subject to certain exceptions set forth in the Third Extended DIP Facility. The Third Extended DIP Facility also requires compliance with certain financial covenants with respect to operating results and capital expenditures.

From time to time, the Loan Parties and the DIP lenders entered into certain amendments to the terms of the DIP facilities. In addition, from time to time, the Loan Parties received waivers to prevent or cure certain defaults or events of defaults under the DIP facilities. To the extent applicable, all of the waivers and amendments agreed to between the Loan Parties and the DIP lenders under the previous DIP facilities are effective through the maturity date of the Third Extended DIP Facility.

As of May 31, 2006, $443,000,000 under the Tranche A Loan has been drawn and letters of credit totaling $83,941,000 have been issued under the Tranche A Loan, leaving availability of $273,059,000 under the Tranche A Loan. Furthermore, as of May 31, 2006, the entire $500,000,000 under the Tranche B Loan has been drawn.

The foregoing summary of certain material terms and conditions of the Third Extended DIP Facility does not represent a complete summary of all of the material terms and conditions of the Third Extended DIP Facility, and is qualified in its entirety by reference to the Third Extended DIP Facility, a copy of which is attached as an exhibit to Adelphia’s Current Reports on Form 8-K filed with the SEC on March 23, 2006.

 (b)  Parent Debt

All debt of Adelphia is structurally subordinated to the debt of its subsidiaries such that the assets of an indebted subsidiary are used to satisfy the applicable subsidiary debt before being applied to the payment of parent debt.

(c)  Convertible Subordinated Notes

The convertible subordinated notes included: (i) $1,029,876,000 aggregate principal amount of 6% convertible subordinated notes; (ii) $975,000,000 aggregate principal amount of 3.25% convertible subordinated notes; and (iii) unamortized discounts aggregating $12,854,000. Prior to the Forfeiture Order, the Other Rigas Entities held $167,376,000 aggregate principal amount of the 6% notes and $400,000,000 aggregate principal amount of the 3.25% notes. The terms of the 6% notes and 3.25% notes provide for the conversion of such notes into Adelphia $0.01 par value Class A common stock (“Class A Common Stock”) (Adelphia $0.01 par value Class B common stock in the case of notes held by the Other Rigas Entities) at the option of the holder any time prior to maturity at an initial conversion price of $55.49 per share and $43.76 per share, respectively.

The transfer of all right, title and interest previously held by the Rigas Family and by the Rigas Family Entities in any of the Company’s securities, including the 6% notes and the 3.25% notes, in furtherance of the Non-Prosecution Agreement is expected to occur in accordance with separate, subsequent court documentation. The Company will recognize the benefits of such conveyance when it occurs. For additional information, see Note 4.

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(d)  Co-Borrowing Facilities

The co-borrowing facilities represent the aggregate amount outstanding pursuant to three separate co-borrowing facilities dated May 6, 1999, April 14, 2000 and September 28, 2001 (the “Co-Borrowing Facilities”). Each co-borrower is jointly and severally liable for the entire amount of the indebtedness under the applicable Co-Borrowing Facility regardless of whether that co-borrower actually borrowed that amount under such Co-Borrowing Facility. All amounts outstanding under Co-Borrowing Facilities at May 31, 2006 represent pre-petition liabilities that have been classified as liabilities subject to compromise in the accompanying consolidated balance sheet.

Other Debt Matters

Weighted average interest rate payable by Adelphia and subsidiaries under credit agreements with banks at May 31, 2006	8.78%

Note 4:  Litigation Matters

SEC Civil Action and DoJ Investigation

On July 24, 2002, the SEC filed a civil enforcement action (the “SEC Civil Action”) against Adelphia, certain members of the Rigas Family and others, alleging various securities fraud and improper books and records claims arising out of actions allegedly taken or directed by certain members of the Rigas Family who held all of the senior executive positions at Adelphia and constituted five of the nine members of Adelphia’s board of directors (none of whom remain with the Company).

On December 3, 2003, the SEC filed a proof of claim in the Chapter 11 Cases against Adelphia for, among other things, penalties, disgorgement and prejudgment interest in an unspecified amount. The staff of the SEC told the Company’s advisors that its asserted claims for disgorgement and civil penalties under various legal theories could amount to billions of dollars. On July 14, 2004, the Creditors’ Committee initiated an adversary proceeding seeking, in effect, to subordinate the SEC’s claims based on the SEC Civil Action.

On April 25, 2005, after extensive negotiations with the SEC and the U.S. Attorney, the Company entered into the Non-Prosecution Agreement pursuant to which the Company agreed, among other things: (i) to contribute $715,000,000 in value to a fund to be established and administered by the United States Attorney General and the SEC for the benefit of investors harmed by the activities of prior management (the “Restitution Fund”); (ii) to continue to cooperate with the U.S. Attorney until the later of April 25, 2007, or the date upon which all prosecutions arising out of the conduct described in the Rigas Criminal Action (as described below) and SEC Civil Action are final; and (iii) not to assert claims against the Rigas Family except for John J. Rigas, Timothy J. Rigas and Michael J. Rigas (together, the “Excluded Parties”), provided that Michael J. Rigas will cease to be an Excluded Party if all currently pending criminal proceedings against him are resolved without a felony conviction on a charge involving fraud or false statements (other than false statements to the U.S. Attorney or the SEC). On November 23, 2005, Michael J. Rigas pled guilty to a violation of Title 47, U.S. Code, Section 220(e) for making a false entry in a Company record (a form required to be filed with the SEC), and on March 3, 2006, was sentenced to two years of probation, including ten months of home confinement.

The Company’s contribution to the Restitution Fund will consist of stock, future proceeds of litigation and, assuming consummation of the Sale Transaction (or another sale generating cash of at least $10 billion), cash. In the event of a sale generating both stock and at least $10 billion in cash, as contemplated in the Sale Transaction, the components of the Company’s contribution to the Restitution Fund will consist of $600,000,000 in cash and stock (with at least $200,000,000 in cash) and 50% of the first $230,000,000 of future proceeds, if any, from certain litigation against third parties who injured the Company. If, however, the Sale Transaction (or another sale) is not consummated and instead the

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Company emerges from bankruptcy as an independent entity, the $600,000,000 payment by the Company will consist entirely of stock in the reorganized Adelphia. Unless extended on consent of the U.S. Attorney and the SEC, which consent may not be unreasonably withheld, the Company must make these payments on or before the earlier of:  (i) October 15, 2006; (ii) 120 days after confirmation of a stand-alone plan of reorganization; or (iii) seven days after the first distribution of stock or cash to creditors under any plan of reorganization (the SEC on behalf of itself and the U.S. Attorney has informed the Company that such distribution under the JV Plan does not create an obligation to make the restitution payment). The Company recorded charges of $425,000,000 and $175,000,000 during 2004 and 2002, respectively, related to the Non-Prosecution Agreement. Such amounts are reflected in other expense, net in the accompanying consolidated statements of operations.

The U.S. Attorney agreed: (i) not to prosecute Adelphia or specified subsidiaries of Adelphia for any conduct (other than criminal tax violations) related to the Rigas Criminal Action (defined below) or the allegations contained in the SEC Civil Action; (ii) not to use information obtained through the Company’s cooperation with the U.S. Attorney to criminally prosecute the Company for tax violations; and (iii) to transfer to the Company all of the Forfeited Entities, certain specified real estate and other property forfeited by the Rigas Family and by the Rigas Family Entities and any securities of the Company that were directly or indirectly owned by the Rigas Family and by the Rigas Family Entities prior to forfeiture. The U.S. Attorney agreed with the Rigas Family not to require forfeiture of Coudersport and Bucktail (which together served approximately 5,000 subscribers as of the date of the Forfeiture Order). A condition precedent to the Company’s obligation to make the contribution to the Restitution Fund described in the preceding paragraph is the Company’s receipt of title to the Forfeited Entities, certain specified real estate and other property and any securities described above forfeited by the Rigas Family and by the Rigas Family Entities, free and clear of all liens, claims, encumbrances or adverse interests. The Forfeited Entities transferred to the Company pursuant to the Final Forfeiture Orders represent the overwhelming majority of the Rigas Co-Borrowing Entities’ subscribers and value.

Also on April 25, 2005, the Company consented to the entry of a final judgment in the SEC Civil Action resolving the SEC’s claims against the Company. Pursuant to this agreement, the Company will be permanently enjoined from violating various provisions of the federal securities laws, and the SEC has agreed that if the Company makes the $715,000,000 contribution to the Restitution Fund, then the Company will not be required to pay disgorgement or a civil monetary penalty to satisfy the SEC’s claims.

The Non-Prosecution Agreement was subject to the approval of, and has been approved by, the Bankruptcy Court. Adelphia’s consent to the final judgment in the SEC Civil Action was subject to the approval of, and has been approved by, both the Bankruptcy Court and the District Court. Various parties have challenged and sought appellate review or reconsideration of the orders of the Bankruptcy Court approving these settlements. The District Court affirmed the Bankruptcy Court’s approval of the Non-Prosecution Agreement, Adelphia’s consent to the final judgment in the SEC Civil Action and the Adelphia-Rigas Settlement Agreement (defined below). On March 24, 2006, various parties appealed the District Court’s order affirming the Bankruptcy Court’s approval to the United States Court of Appeals for the Second Circuit (the “Second Circuit”). The order of the District Court approving Adelphia’s consent to the final judgment in the SEC Civil Action has not been appealed. The appeals of the District Court’s approval of the Government-Rigas Settlement Agreement (defined below) and the creation of the Restitution Fund have been denied by the Second Circuit.

Adelphia’s Lawsuit Against the Rigas Family

On July 24, 2002, Adelphia filed a complaint in the Bankruptcy Court against John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, James Brown, Michael C. Mulcahey, Peter L. Venetis, Doris Rigas, Ellen Rigas Venetis and the Rigas Family Entities (the “Rigas Civil Action”). This action generally alleged the defendants misappropriated billions of dollars from the Company in breach of their fiduciary duties to Adelphia. On November 15, 2002, Adelphia filed an amended complaint against the defendants that expanded upon the facts alleged in the original complaint and alleged violations of the Racketeering Influenced and Corrupt Organizations (“RICO”) Act, breach of fiduciary duty, securities fraud, fraudulent concealment, fraudulent misrepresentation, conversion, waste of corporate assets, breach of contract, unjust enrichment, fraudulent conveyance, constructive trust, inducing breach of fiduciary duty, and a request for an accounting (the “Amended Complaint”). The Amended Complaint sought relief in the

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form of, among other things, treble and punitive damages, disgorgement of monies and securities obtained as a consequence of the Rigas Family’s improper conduct and attorneys’ fees.

On April 25, 2005, Adelphia and the Rigas Family entered into a settlement agreement with respect to the Rigas Civil Action (the “Adelphia-Rigas Settlement Agreement”), pursuant to which Adelphia agreed, among other things: (i) to pay $11,500,000 to a legal defense fund for the benefit of the Rigas Family; (ii) to provide management services to Coudersport and Bucktail for an interim period ending no later than December 31, 2005 (“Interim Management Services”); (iii) to indemnify Coudersport and Bucktail, and the Rigas Family’s (other than the Excluded Parties’) interest therein, against claims asserted by the lenders under the Co-Borrowing Facilities with respect to such indebtedness up to the fair market value of those entities (without regard to their obligations with respect to such indebtedness); (iv) to provide certain members of the Rigas Family with certain indemnities, reimbursements or other protections in connection with certain third party claims arising out of Company litigation, and in connection with claims against certain members of the Rigas Family by any of the Tele-Media Joint Ventures or Century/ML Cable Venture (“Century/ML Cable”); and (v) within ten business days of the date on which the consent order of forfeiture is entered, dismiss the Rigas Civil Action, except for claims against the Excluded Parties. The Rigas Family agreed: (i) to make certain tax elections, under certain circumstances, with respect to the Forfeited Entities; (ii) to pay Adelphia five percent of the gross operating revenue of Coudersport and Bucktail for the Interim Management Services; and (iii) to offer employment to certain Coudersport and Bucktail employees on terms and conditions that, in the aggregate, are no less favorable to such employees (other than any employees who were expressly excluded by written notice to Adelphia received by July 1, 2005) than their terms of employment with the Company.

Pursuant to the Adelphia-Rigas Settlement Agreement, on June 21, 2005, the Company filed a dismissal with prejudice of all claims in this action except against the Excluded Parties.

This settlement was subject to the approval of, and has been approved by, the Bankruptcy Court. Various parties have challenged and sought appellate review or reconsideration of the order of the Bankruptcy Court approving this settlement. The appeals of the Bankruptcy Court’s approval remain pending.

The above disclosures regarding the settlements with and between the Company, the SEC, the U.S. Attorney and the Rigas Family are summaries only and are qualified in their entirety by the language of the actual agreements.

Rigas Criminal Action

In connection with an investigation conducted by the DoJ, on July 24, 2002, certain members of the Rigas Family and certain alleged co-conspirators were arrested, and on September 23, 2002, were indicted by a grand jury on charges including fraud, securities fraud, bank fraud and conspiracy to commit fraud (the “Rigas Criminal Action”). On November 14, 2002, one of the Rigas Family’s alleged co-conspirators, James Brown, pleaded guilty to one count each of conspiracy, securities fraud and bank fraud. On January 10, 2003, another of the Rigas Family’s alleged co-conspirators, Timothy Werth, who had not been arrested with the others on July 24, 2002, pleaded guilty to one count each of securities fraud, conspiracy to commit securities fraud, wire fraud and bank fraud. The trial in the Rigas Criminal Action began on February 23, 2004 in the District Court. On July 8, 2004, the jury returned a partial verdict in the Rigas Criminal Action. John J. Rigas and Timothy J. Rigas were each found guilty of conspiracy (one count), bank fraud (two counts), and securities fraud (15 counts) and not guilty of wire fraud (five counts). Michael J. Mulcahey was acquitted of all 23 counts against him. The jury found Michael J. Rigas not guilty of conspiracy and wire fraud, but remained undecided on the securities fraud and bank fraud charges against him. On July 9, 2004, the court declared a mistrial on the remaining charges against Michael J. Rigas after the jurors were unable to reach a verdict as to those charges. The bank fraud charges against Michael J. Rigas have since been dismissed with prejudice. On March 17, 2005, the District Court denied the motion of John J. Rigas and Timothy J. Rigas for a new trial. On June 20, 2005, John J. Rigas and Timothy J. Rigas were convicted and sentenced to 15 years and 20 years in prison, respectively. John J.

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Rigas and Timothy J. Rigas have appealed their convictions and sentences and remain free on bail pending resolution of their appeals. On November 23, 2005, Michael J. Rigas pled guilty to a violation of Title 47, U.S. Code, Section 220(e) for making a false entry in a Company record (a form required to be filed with the SEC), and on March 3, 2006, was sentenced to two years of probation, including ten months of home confinement.

The indictment against the Rigas Family included a request for entry of a money judgment in an amount exceeding $2,500,000,000 and for entry of an order of forfeiture of all interests of the convicted Rigas defendants in the Rigas Family Entities. On December 10, 2004, the DoJ filed an application for a preliminary order of forfeiture finding John J. Rigas and Timothy J. Rigas jointly and severally liable for personal money judgments in the amount of $2,533,000,000.

On April 25, 2005, the Rigas Family and the U.S. Attorney entered into a settlement agreement (the “Government-Rigas Settlement Agreement”), pursuant to which the Rigas Family agreed to forfeit: (i) all of the Forfeited Entities; (ii) certain specified real estate and other property; and (iii) all securities in the Company directly or indirectly owned by the Rigas Family. The U.S. Attorney agreed: (i) not to seek additional monetary penalties from the Rigas Family, including the request for a money judgment as noted above; (ii) from the proceeds of certain assets forfeited by the Rigas Family, to establish the Restitution Fund for the purpose of providing restitution to holders of the Company’s publicly traded securities; and (iii) to inform the District Court of this agreement at the sentencing of John J. Rigas and Timothy J. Rigas.

Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and Rigas Family Entities in the Forfeited Entities, certain specified real estate and other property and any securities of the Company were forfeited to the United States. On August 19, 2005, the Company filed a petition with the District Court seeking an order transferring title to these assets and securities to the Company. Since that time, petitions have been filed by three lending banks, each asserting an interest in the Forfeited Entities for the purpose, according to the petitions, of protecting against the contingency that the Bankruptcy Court approval of certain settlement agreements is overturned on appeal. In addition, petitions have been filed by two local franchising authorities with respect to two of the Forfeited Entities, by two mechanic’s lienholders with respect to two of the forfeited real properties and by a school district with respect to one of the forfeited real properties. The Company’s petition also asserted claims to the forfeited properties on behalf of two entities, Century/ML Cable and Super Cable ALK International, A.A. (Venezuela), in which the Company no longer holds an interest. Pursuant to the Final Forfeiture Orders, on March 29, 2006, all right, title and interest in the Forfeited Entities held by the Rigas Family and by the Rigas Family Entities prior to the Forfeiture Order were transferred to the Company free and clear of all liens, claims, encumbrances and adverse interests in accordance with the Final Forfeiture Orders, subject to certain limitations set forth in the Final Forfeiture Orders. The transfer of all right, title and interest previously held by the Rigas Family and by the Rigas Family Entities in any of the Company’s securities and certain specified real estate and other property in furtherance of the Non-Prosecution Agreement is expected to occur in accordance with separate, subsequent court documentation. The government has requested that its next status report to the District Court regarding the forfeiture proceedings be submitted on June 30, 2006.

The Company was not a defendant in the Rigas Criminal Action, but was under investigation by the DoJ regarding matters related to alleged wrongdoing by certain members of the Rigas Family. Upon approval of the Non-Prosecution Agreement, Adelphia and specified subsidiaries are no longer subject to criminal prosecution (other than for criminal tax violations) by the U.S. Attorney for any conduct related to the Rigas Criminal Action or the allegations contained in the SEC Civil Action, so long as the Company complies with its obligations under the Non-Prosecution Agreement.

Securities and Derivative Litigation

Certain of the Debtors and certain former officers, directors and advisors have been named as defendants in a number of lawsuits alleging violations of federal and state securities laws and related claims. These actions generally allege that the defendants made materially misleading statements understating the Company’s liabilities and exaggerating the Company’s financial results in violation of securities laws.

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In particular, beginning on April 2, 2002, various groups of plaintiffs filed more than 30 class action complaints, purportedly on behalf of certain of the Company’s shareholders and bondholders or classes thereof in federal court in Pennsylvania. Several non-class action lawsuits were brought on behalf of individuals or small groups of security holders in federal courts in Pennsylvania, New York, South Carolina and New Jersey, and in state courts in New York, Pennsylvania, California and Texas. Seven derivative suits were also filed in federal and state courts in Pennsylvania, and four derivative suits were filed in state court in Delaware. On May 6, 2002, a notice and proposed order of dismissal without prejudice was filed by the plaintiff in one of these four Delaware derivative actions. The remaining three Delaware derivative actions were consolidated on May 22, 2002. On February 10, 2004, the parties stipulated and agreed to the dismissal of these consolidated actions with prejudice.

The complaints, which named as defendants the Company, certain former officers and directors of the Company and, in some cases, the Company’s former auditors, lawyers, as well as financial institutions who worked with the Company, generally allege that, among other improper statements and omissions, defendants misled investors regarding the Company’s liabilities and earnings in the Company’s public filings. The majority of these actions assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and SEC Rule 10b-5. Certain bondholder actions assert claims for violation of Section 11 and/or Section 12(a)(2) of the Securities Act of 1933. Certain of the state court actions allege various state law claims.

On July 23, 2003, the Judicial Panel on Multidistrict Litigation issued an order transferring numerous civil actions to the District Court for consolidated or coordinated pre-trial proceedings (the “MDL Proceedings”).

On September 15, 2003, proposed lead plaintiffs and proposed co-lead counsel in the consolidated class action were appointed in the MDL Proceedings. On December 22, 2003, lead plaintiffs filed a consolidated class action complaint. Motions to dismiss have been filed by various defendants. Beginning in the spring of 2005, the court in the MDL Proceedings granted in part various motions to dismiss relating to many of the actions, while granting leave to replead some claims. As a result of the filing of the Chapter 11 Cases and the protections of the automatic stay, the Company is not named as a defendant in the amended complaint, but is a non-party. The parties continue to brief pleading motions, and no answer to the consolidated class action complaint, or the other actions, has been filed. The consolidated class action complaint seeks monetary damages of an unspecified amount, rescission and reasonable costs and expenses and such other relief as the court may deem just and proper. The individual actions against the Company also seek damages of an unspecified amount.

Pursuant to Section 362 of the Bankruptcy Code, all of the securities and derivative claims that were filed against the Company before the bankruptcy filings are automatically stayed and not proceeding as to the Company.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Acquisition Actions

After the alleged misconduct of certain members of the Rigas Family was publicly disclosed, three actions were filed in May and June 2002 against the Company by former shareholders of companies that the Company acquired, in whole or in part, through stock transactions. These actions allege that the Company improperly induced these former shareholders to enter into these stock transactions through misrepresentations and omissions, and the plaintiffs seek monetary damages and equitable relief through rescission of the underlying acquisition transactions.

Two of these proceedings have been filed with the American Arbitration Association alleging violations of federal and state securities laws, breaches of representations and warranties and fraud in the inducement. One of these proceedings seeks rescission, compensatory damages and pre-judgment relief,

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and the other seeks specific performance. The third action alleges fraud and seeks rescission, damages and attorneys’ fees. This action was originally filed in a Colorado State Court, and subsequently was removed by the Company to the United States District Court for the District of Colorado. The Colorado State Court action was closed administratively on July 16, 2004, subject to reopening if and when the automatic bankruptcy stay is lifted or for other good cause shown. These actions have been stayed pursuant to the automatic stay provisions of Section 362 of the Bankruptcy Code.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Equity Committee Shareholder Litigation

Adelphia is a defendant in an adversary proceeding in the Bankruptcy Court consisting of a declaratory judgment action and a motion for a preliminary injunction brought on January 9, 2003 by the Equity Committee, seeking, among other relief, a declaration as to how the shares owned by the Rigas Family and Rigas Family Entities would be voted should a consent solicitation to elect members of the Board be undertaken. Adelphia has opposed such requests for relief.

The claims of the Equity Committee are based on shareholder rights that the Equity Committee asserts should be recognized even in bankruptcy, coupled with continuing claims, as of the filing of the lawsuit, of historical connections between the Board and the Rigas Family. Motions to dismiss filed by Adelphia and others are fully briefed in this action, but no argument date has been set. If this action survives these motions to dismiss, resolution of disputed fact issues will occur in two phases pursuant to a schedule set by the Bankruptcy Court. Determinations regarding fact questions relating to the conduct of the Rigas Family will not occur until, at a minimum, after the resolution of the Rigas Criminal Action.

No pleadings have been filed in the adversary proceeding since September 2003.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ML Media Litigation

Adelphia and ML Media Partners, L.P. (“ML Media”) have been involved in a longstanding dispute concerning Century/ML Cable’s management, the buy/sell rights of ML Media and various other matters.

In March 2000, ML Media brought suit against Century, Adelphia and Arahova Communications, Inc. (“Arahova”), in the Supreme Court of the State of New York, seeking, among other things: (i) the dissolution of Century/ML Cable and the appointment of a receiver to sell Century/ML Cable’s assets; (ii) if no receiver was appointed, an order authorizing ML Media to conduct an auction for the sale of Century/ML Cable’s assets to an unrelated third party and enjoining Adelphia from interfering with or participating in that process; (iii) an order directing the defendants to comply with the Century/ML Cable joint venture agreement with respect to provisions relating to governance matters and the budget process; and (iv) compensatory and punitive damages. The parties negotiated a consent order that imposed various consultative and reporting requirements on Adelphia and Century as well as restrictions on Century’s ability to make capital expenditures without ML Media’s approval. Adelphia and Century were held in contempt of that order in early 2001.

In connection with the December 13, 2001 settlement of the above dispute, Adelphia, Century/ML Cable, ML Media and Highland Holdings, a general partnership then owned and controlled by members of the Rigas Family (“Highland”), entered into a Leveraged Recapitalization Agreement (the “Recap Agreement”), pursuant to which Century/ML Cable agreed to redeem ML Media’s 50% interest in Century/ML Cable (the “Redemption”) on or before September 30, 2002 for a purchase price between $275,000,000 and $279,800,000 depending on the timing of the Redemption, plus interest. Among other things, the Recap Agreement provided that: (i) Highland would arrange debt financing for the Redemption;

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(ii) Highland, Adelphia and Century would jointly and severally guarantee debt service on debt financing for the Redemption on and after the closing of the Redemption; and (iii) Highland and Century would own 60% and 40% interests, respectively, in the recapitalized Century/ML Cable. Under the terms of the Recap Agreement, Century’s 50% interest in Century/ML Cable was pledged to ML Media as collateral for the Company’s obligations.

On September 30, 2002, Century/ML Cable filed a voluntary petition to reorganize under Chapter 11 in the Bankruptcy Court. Century/ML Cable was operating its business as a debtor-in-possession.

By an order of the Bankruptcy Court dated September 17, 2003, Adelphia and Century rejected the Recap Agreement, effective as of such date.

Adelphia, Century, Highland, Century/ML Cable and ML Media have been engaged in litigation regarding the enforceability of the Recap Agreement. On April 15, 2004, the Bankruptcy Court indicated that it would dismiss all counts of Adelphia’s challenge to the enforceability of the Recap Agreement except for its allegation that ML Media aided and abetted a breach of fiduciary duty in connection with the execution of the Recap Agreement. The Bankruptcy Court also indicated that it would allow Century/ML Cable’s counterclaim to avoid the Recap Agreement as a constructive fraudulent conveyance to proceed.

ML Media has alleged that it was entitled to elect recovery of either $279,800,000 plus costs and interest in exchange for its interest in Century/ML Cable, or up to the difference between $279,800,000 and the fair market value of its interest in Century/ML Cable plus costs, interest and revival of the state court claims described above.

On June 3, 2005, Century entered into an interest acquisition agreement with San Juan Cable, LLC (“San Juan Cable”), Century/ML Cable, Century-ML Cable Corporation (a subsidiary of Century/ML Cable) and ML Media,  (the “IAA”), pursuant to which Century and ML Media agreed to sell their interests in Century/ML Cable for $520,000,000 (subject to potential purchase price adjustments as defined in the IAA) to San Juan Cable. On August 9, 2005, Century/ML Cable filed its plan of reorganization (the “Century/ML Plan”) and its related disclosure statement (the “Century/ML Disclosure Statement”) with the Bankruptcy Court. On August 18, 2005, the Bankruptcy Court approved the Century/ML Disclosure Statement. On September 7, 2005, the Bankruptcy Court confirmed the Century/ML Plan, which is designed to satisfy the conditions of the IAA with San Juan Cable and provides that all third party claims will either be paid in full or assumed by San Juan Cable under the terms set forth in the IAA. On October 31, 2005, the sale of Century/ML Cable to San Juan Cable (the “Century/ML Sale”) was consummated and the Century/ML Plan became effective. Neither the Century/ML Sale nor the effectiveness of the Century/ML Plan resolved the pending litigation among Adelphia, Century, Highland, Century/ML Cable and ML Media. Upon consummation of the Century/ML Sale, one-half of the net proceeds was placed in an escrow account for the benefit of ML Media (the “ML Media Escrow”) and one-half of the net proceeds was placed in an escrow account for the benefit of Century (the “Century Escrow”). Pursuant to the IAA and the Century/ML Plan, Adelphia was granted control over Century/ML Cable’s counterclaims in the litigation. Adelphia has since withdrawn Century/ML Cable’s counterclaim to avoid the Recap Agreement as a constructive fraudulent conveyance. On November 23, 2005, Adelphia and Century filed their first amended answer, affirmative defenses and counterclaims. On January 13, 2006, ML Media replied to Adelphia’s and Century’s amended counterclaims and moved for summary judgment against Adelphia and Century on both Adelphia’s and Century’s remaining counterclaims and the issue of Adelphia’s and Century’s liability. Adelphia and Century filed their response to ML Media’s summary judgment motion, as well as cross-motions for summary judgment, on March 13, 2006.

Adelphia, Century, ML Media and the post-confirmation bankruptcy estate of Century/ML Cable (the “Estate”) entered into a settlement agreement and mutual general release, dated as of May 11, 2006, which resolves all disputes among the parties (the “Settlement Agreement”). The Company recorded a loss of $64,038,000 related to the Settlement Agreement during the first quarter of 2006 in other income (expense), net. On May 22, 2006, the Bankruptcy Court entered an order approving the Settlement Agreement (the “Approval Order”), which became final on June 1, 2006. Pursuant to the Settlement

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Agreement,  (i) ML Media and Century have released the ML Media Escrow to ML Media; (ii) Adelphia and Century are obligated to perform all obligations of the sellers under the IAA and have the right to exercise substantially all of the rights of sellers under the IAA and to settle all claims against the Estate, (iii) ML Media transferred substantially all of its rights with respect to the IAA and the Estate (including the right to receive ML Media’s portion of undistributed funds totaling approximately $23,000,000) to a new escrow account (the “New Escrow”), (iv) Adelphia and Century are obligated to indemnify ML Media against certain liabilities and expenses arising out of the IAA; (v) ML Media on the one hand, and Century and Adelphia on the other hand, will dismiss all pending litigation against each other, and mutual releases are now effective, (vi) Century made a payment to ML Media from the Century Escrow of $87,117,000 and (vii) the New Escrow and the balance of the Century Escrow, totaling $178,400,000, was released to Century.

The X Clause Litigation

On December 29, 2003, the Ad Hoc Committee of holders of Adelphia’s 6% and 3.25% convertible subordinated notes (collectively, the “Subordinated Notes”), together with the Bank of New York, the indenture trustee for the Subordinated Notes (collectively, the “X Clause Plaintiffs”), commenced an adversary proceeding against Adelphia in the Bankruptcy Court. The X Clause Plaintiffs’ complaint sought a judgment declaring that the subordination provisions in the indentures for the Subordinated Notes were not applicable to an Adelphia plan of reorganization in which constituents receive common stock of Adelphia and that the Subordinated Notes are entitled to share pari passu in the distribution of any common stock of Adelphia given to holders of senior notes of Adelphia. The basis for the X Clause Plaintiffs’ claim is a provision in the applicable indentures, commonly known as the “X Clause,” which provides that any distributions under a plan of reorganization comprised solely of “Permitted Junior Securities” are not subject to the subordination provision of the Subordinated Notes indenture. The X Clause Plaintiffs asserted that, under their interpretation of the applicable indentures, a distribution of a single class of new common stock of Adelphia would meet the definition of “Permitted Junior Securities” set forth in the indentures, and therefore be exempt from subordination.

On February 6, 2004, Adelphia filed its answer to the complaint, denying all of its substantive allegations. Thereafter, both the X Clause Plaintiffs and Adelphia cross-moved for summary judgment with both parties arguing that their interpretation of the X Clause was correct as a matter of law. The indenture trustee for the Adelphia senior notes (the “Senior Notes Trustee”) also intervened in the action and, like Adelphia, moved for summary judgment arguing that the X Clause Plaintiffs were subordinated to holders of senior notes with respect to any distribution of common stock under a plan of reorganization. In addition, the Creditors’ Committee also moved to intervene and, thereafter, moved to dismiss the X Clause Plaintiffs’ complaint on the grounds, among others, that it did not present a justiciable case or controversy and therefore was not ripe for adjudication. In a written decision, dated April 12, 2004, the Bankruptcy Court granted the Creditors’ Committee’s motion to dismiss without ruling on the merits of the various cross-motions for summary judgment. The Bankruptcy Court’s dismissal of the action was without prejudice to the X Clause Plaintiffs’ right to bring the action at a later date, if appropriate.

Subsequent to Adelphia entering into the Sale Transaction, the X Clause Plaintiffs asserted that the subordination provisions in the indentures for the Subordinated Notes also are not applicable to an Adelphia plan of reorganization in which constituents receive TWC Class A Common Stock and that the Subordinated Notes would therefore be entitled to share pari passu in the distribution of any such TWC Class A Common Stock given to holders of senior notes of Adelphia. The Senior Notes Trustee, together with certain other constituents, disputed this position.

On December 6, 2005, the X Clause Plaintiffs and the Debtors jointly filed a motion seeking that the Bankruptcy Court establish a pre-confirmation process for interested parties to litigate the X Clause dispute. By order dated January 11, 2006, the Bankruptcy Court found that the X Clause dispute was ripe for adjudication and directed interested parties to litigate the dispute prior to plan confirmation (the “X Clause Pre-Confirmation Litigation”). A hearing on the X Clause Pre-Confirmation Litigation was held on March 9 and March 10, 2006. On April 6, 2006, the Bankruptcy Court ruled that the subordination

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provisions for the Subordinated Notes were enforceable in the context of the Debtors’ plan of reorganization.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Dibbern Adversary Proceeding

On or about August 30, 2002, Gerald Dibbern, individually and purportedly on behalf of a class of similarly situated subscribers nationwide, commenced an adversary proceeding in the Bankruptcy Court against Adelphia asserting claims for violation of the Pennsylvania Consumer Protection Law, breach of contract, fraud, unjust enrichment, constructive trust, and an accounting. This complaint alleges that Adelphia charged, and continues to charge, subscribers for cable set-top box equipment, including set-top boxes and remote controls, that is unnecessary for subscribers that receive only basic cable service and have cable-ready televisions. The complaint further alleges that Adelphia failed to adequately notify affected subscribers that they no longer needed to rent this equipment. The complaint seeks a number of remedies including treble money damages under the Pennsylvania Consumer Protection Law, declaratory and injunctive relief, imposition of a constructive trust on Adelphia’s assets, and punitive damages, together with costs and attorneys’ fees.

On or about December 13, 2002, Adelphia moved to dismiss the adversary proceeding on several bases, including that the complaint fails to state a claim for which relief can be granted and that the matters alleged therein should be resolved in the claims process. The Bankruptcy Court granted Adelphia’s motion to dismiss and dismissed the adversary proceeding on May 3, 2005. In the Bankruptcy Court, Mr. Dibbern has also objected to the provisional disallowance of his proofs of claim, which comprised a portion of the Bankruptcy Court’s May 3, 2005 order. Mr. Dibbern appealed the May 3, 2005 order dismissing his adversary proceeding to the District Court. In an August 30, 2005 decision, the District Court affirmed the dismissal of Mr. Dibbern’s claims for violation of the Pennsylvania Consumer Protection Law, a constructive trust and an accounting, but reversed the dismissal of Mr. Dibbern’s breach of contract, fraud and unjust enrichment claims. These three claims will proceed in the Bankruptcy Court. Adelphia filed its answer on October 14, 2005 and discovery commenced. On March 15, 2006, the Debtors moved the Bankruptcy Court for an order staying discovery in several adversary proceedings, including the Dibbern adversary proceeding. On March 16, 2006, the Bankruptcy Court granted the order staying discovery in the Dibbern adversary proceeding.

On January 17, 2006, the Debtors filed their tenth omnibus claims objection to certain claims, including claims filed by Dibbern totaling more than $7.9 billion (including duplicative claims). Through the objections, the Debtors sought to disallow and expunge each of the Dibbern claims. On February 23, 2006, Dibbern responded to the Debtors’ objections and requested that the Bankruptcy Court require the Debtors to establish additional reserves for Dibbern’s claims or to reclassify the claims as claims against the operating companies. On April 21, 2006, the Debtors filed a motion establishing supplemental procedures for estimating certain disputed claims, including Dibbern’s claims. Dibbern objected to the Debtors’ motion on April 27, 2006. On May 17, 2006, the parties agreed to cap Dibbern’s claims at $15,000,000 for purposes of plan feasibility and reserves only.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Creditors’ Committee Lawsuit Against Pre-Petition Banks

Pursuant to the Bankruptcy Court order approving the DIP Facility (the “Final DIP Order”), the Company made certain acknowledgments (the “Acknowledgments”) with respect to the extent of its indebtedness under the pre-petition credit facilities, as well as the validity and extent of the liens and claims of the lenders under such facilities. However, given the circumstances surrounding the filing of the Chapter 11 Cases, the Final DIP Order preserved the Debtors’ right to prosecute, among other things, avoidance actions and claims against the pre-petition lenders and to bring litigation against the pre-petition

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lenders based on any wrongful conduct. The Final DIP Order also provided that any official committee appointed in the Chapter 11 Cases would have the right to request that it be granted standing by the Bankruptcy Court to challenge the Acknowledgments and to bring claims belonging to the Company and its estates against the pre-petition lenders.

Pursuant to a stipulation dated July 2, 2003, among the Debtors, the Creditors’ Committee and the Equity Committee, the parties agreed, subject to approval by the Bankruptcy Court, that the Creditors’ Committee would have derivative standing to file and prosecute claims against the pre-petition lenders, on behalf of the Debtors, and granted the Equity Committee leave to seek to intervene in any such action. This stipulation also preserves the Company’s ability to compromise and settle the claims against the pre-petition lenders. By motion dated July 6, 2003, the Creditors’ Committee moved for Bankruptcy Court approval of this stipulation and simultaneously filed a complaint (the “Bank Complaint”) against the agents and lenders under certain pre-petition credit facilities, and related entities, asserting, among other things, that these entities knew of, and participated in, the alleged improper actions by certain members of the Rigas Family and Rigas Family Entities (the “Pre-petition Lender Litigation”). The Debtors are nominal plaintiffs in this action.

The Bank Complaint contains 52 claims for relief to redress the claimed wrongs and abuses committed by the agents, lenders and other entities. The Bank Complaint seeks to, among other things:  (i) recover as fraudulent transfers the principal and interest paid by the Company to the defendants; (ii) avoid as fraudulent obligations the Company’s obligations, if any, to repay the defendants; (iii) recover damages for breaches of fiduciary duties to the Company and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family; (iv) equitably disallow, subordinate or recharacterize each of the defendants’ claims in the Chapter 11 Cases; (v) avoid and recover certain allegedly preferential transfers made to certain defendants; and (vi) recover damages for violations of the Bank Holding Company Act. Numerous motions seeking to defeat the Pre-petition Lender Litigation were filed by the defendants and the Bankruptcy Court held a hearing on such issues. The Equity Committee filed a motion seeking authority to bring an intervenor complaint (the “Intervenor Complaint”) against the defendants seeking to, among other things, assert additional contract claims against the investment banking affiliates of the agent banks and claims under the RICO Act against various defendants (the “Additional Claims”).

On October 3 and November 7, 2003, certain of the defendants filed both objections to approval of the stipulation and motions to dismiss the bulk of the claims for relief contained in the Bank Complaint and the Intervenor Complaint. The Bankruptcy Court heard oral argument on these objections and motions on December 20 and 21, 2004. In a memorandum decision dated August 30, 2005, the Bankruptcy Court granted the motion of the Creditors’ Committee for standing to prosecute the claims asserted by the Creditors’ Committee. The Bankruptcy Court also granted a separate motion of the Equity Committee to file and prosecute the Additional Claims on behalf of the Debtors. The motions to dismiss are still pending. Subsequent to issuance of this decision, several defendants filed, among other things, motions to transfer the Pre-petition Lender Litigation from the Bankruptcy Court to the District Court. By order dated February 9, 2006, the Pre-petition Lender Litigation was transferred to the District Court, except with respect to the pending motions to dismiss.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Devon Mobile Claim

Pursuant to the Agreement of Limited Partnership of Devon Mobile Communications, L.P., a Delaware limited partnership (“Devon Mobile”), dated as of November 3, 1995, the Company owned a 49.9% limited partnership interest in Devon Mobile, which, through its subsidiaries, held licenses to operate regional wireless telephone businesses in several states. Devon Mobile had certain business and contractual relationships with the Company and with former subsidiaries or divisions of the Company, that were spun off as TelCove, Inc. in January 2002.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

In late May 2002, the Company notified Devon G.P., Inc. (“Devon G.P.”), the general partner of Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile. On August 19, 2002, Devon Mobile and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Devon Mobile Bankruptcy Court”).

On January 17, 2003, the Company filed proofs of claim and interest against Devon Mobile and its subsidiaries for approximately $129,000,000 in debt and equity claims, as well as an additional claim of approximately $35,000,000 relating to the Company’s guarantee of certain Devon Mobile obligations (collectively, the “Company Claims”). By order dated October 1, 2003, the Devon Mobile Bankruptcy Court confirmed Devon Mobile’s First Amended Joint Plan of Liquidation (the “Devon Plan”). The Devon Plan became effective on October 17, 2003, at which time the Company’s limited partnership interest in Devon Mobile was extinguished. Under the Devon Plan, the Devon Mobile Communications Liquidating Trust (the “Devon Liquidating Trust”) succeeded to all of the rights of Devon Mobile, including prosecution of causes of action against Adelphia.

On or about January 8, 2004, the Devon Liquidating Trust filed proofs of claim in the Chapter 11 Cases seeking, in the aggregate, approximately $100,000,000 in respect of, among other things, certain cash transfers alleged to be either preferential or fraudulent and claims for deepening insolvency, alter ego liability and breach of an alleged duty to fund Devon Mobile operations, all of which arose prior to the commencement of the Chapter 11 Cases (the “Devon Claims”). On June 21, 2004, the Devon Liquidating Trust commenced an adversary proceeding in the Chapter 11 Cases (the “Devon Adversary Proceeding”) through the filing of a complaint (the “Devon Complaint”) which incorporates the Devon Claims. On August 20, 2004, the Company filed an answer and counterclaim in response to the Devon Complaint denying the allegations made in the Devon Complaint and asserting various counterclaims against the Devon Liquidating Trust, which encompassed the Company Claims. On November 22, 2004, the Company filed a motion for leave (the “Motion for Leave”) to file a third party complaint for contribution and indemnification against Devon G.P. and Lisa-Gaye Shearing Mead, the sole owner and President of Devon G.P. By endorsed order entered January 12, 2005, Judge Robert E. Gerber, the judge presiding over the Chapter 11 Cases and the Devon Adversary Proceeding, granted a recusal request made by counsel to Devon G.P. On January 21, 2005, the Devon Adversary Proceeding was reassigned from Judge Gerber to Judge Cecelia G. Morris. By an order dated April 5, 2005, Judge Morris denied the Motion for Leave and a subsequent motion for reconsideration.

On March 6, 2006, the Bankruptcy Court issued a memorandum decision granting Adelphia summary judgment on all counts of the Devon Complaint except for the fraudulent conveyance/breach of limited partnership claim. The Bankruptcy Court denied in its entirety the summary judgment motion filed by the Devon Liquidating Trust. Trial commenced on April 17, 2006. On April 18, 2006, the parties agreed on the record in the Bankruptcy Court to settle their disputes. The Devon Liquidating Trust agreed to release all claims it has against the Company, and the Company agreed to release all claims it has against the Devon Liquidating Trust. Neither party will pay any money to the other party as a result of this settlement. The settlement is subject to Bankruptcy Court approval.

NFHLP Claim

On January 13, 2003, Niagara Frontier Hockey, L.P., a Delaware limited partnership owned by the Rigas Family (“NFHLP”) and certain of its subsidiaries (the “NFHLP Debtors”) filed voluntary petitions to reorganize under Chapter 11 in the United States Bankruptcy Court of the Western District of New York (the “NFHLP Bankruptcy Court”) seeking protection under the U. S. bankruptcy laws. Certain of the NFHLP Debtors entered into an agreement dated March 13, 2003 for the sale of certain assets, including the Buffalo Sabres National Hockey League team, and the assumption of certain liabilities. On October 3, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation. The NFHLP Debtors filed a complaint, dated November 4, 2003, against, among others, Adelphia and the Creditors’ Committee seeking to enforce certain prior stipulations and orders of the NFHLP Bankruptcy Court against Adelphia and the Creditors’ Committee related to the waiver of Adelphia’s right to participate in certain sale

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

proceeds resulting from the sale of assets. Certain of the NFHLP Debtors’ pre-petition lenders, which are also defendants in the adversary proceeding, have filed cross-complaints against Adelphia and the Creditors’ Committee asking the NFHLP Bankruptcy Court to enjoin Adelphia and the Creditors’ Committee from prosecuting their claims against those pre-petition lenders. Although proceedings as to the complaint itself have been suspended, the parties have continued to litigate the cross-complaints. Discovery closed on November 1, 2005 and motions for summary judgment were filed on January 24, 2006, with additional briefing on the motions to follow.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Adelphia’s Lawsuit Against Deloitte

On November 6, 2002, Adelphia sued Deloitte & Touche LLP (“Deloitte”), Adelphia’s former independent auditors, in the Court of Common Pleas for Philadelphia County. The lawsuit seeks damages against Deloitte based on Deloitte’s alleged failure to conduct an audit in compliance with generally accepted auditing standards, and for providing an opinion that Adelphia’s financial statements conformed with GAAP when Deloitte allegedly knew or should have known that they did not conform. The complaint further alleges that Deloitte knew or should have known of alleged misconduct and misappropriation by the Rigas Family, and other alleged acts of self-dealing, but failed to report these alleged misdeeds to the Board or others who could have and would have stopped the Rigas Family’s misconduct. The complaint raises claims of professional negligence, breach of contract, aiding and abetting breach of fiduciary duty, fraud, negligent misrepresentation and contribution.

Deloitte filed preliminary objections seeking to dismiss the complaint, which were overruled by the court by order dated June 11, 2003. On September 15, 2003, Deloitte filed an answer, a new matter and various counterclaims in response to the complaint. In its counterclaims, Deloitte asserted causes of action against Adelphia for breach of contract, fraud, negligent misrepresentation and contribution. Also on September 15, 2003, Deloitte filed a related complaint naming as additional defendants John J. Rigas, Timothy J. Rigas, Michael J. Rigas, and James P. Rigas. In this complaint, Deloitte alleges causes of action for fraud, negligent misrepresentation and contribution. The Rigas defendants, in turn, have claimed a right to contribution and/or indemnity from Adelphia for any damages Deloitte may recover against the Rigas defendants. On January 9, 2004, Adelphia answered Deloitte’s counterclaims. Deloitte moved to stay discovery in this action until completion of the Rigas Criminal Action, which Adelphia opposed. Following the motion, discovery was effectively stayed for 60 days but has now commenced. Deloitte and Adelphia have exchanged documents and are engaged in substantive discovery. On May 25, 2006, the court extended the discovery deadline to September 5, 2006 and ordered that the case be ready for trial by January 2, 2007.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Arahova Motions

Substantial disputes exist between creditors of the Debtors that principally affect the recoveries to the holders of certain notes due September 15, 2007, issued by FrontierVision Holdings, L.P. (an indirect subsidiary of Adelphia), the creditors of Olympus Communications, L.P. and the creditors of Arahova and Adelphia (the “Inter-Creditor Dispute”). On November 7, 2005, the ad hoc committee of Arahova noteholders (the “Arahova Noteholders’ Committee”) filed four emergency motions for relief with the Bankruptcy Court seeking, among other things, to: (i) appoint a trustee for Arahova and its subsidiaries (collectively, the “Arahova/Century Debtors”) who may not receive payment in full under the Debtors’ plan of reorganization or, alternatively, appoint independent officers and directors, with the assistance of separately retained counsel, to represent the Arahova/Century Debtors in connection with the Inter-Creditor Dispute; (ii) disqualify Willkie Farr & Gallagher LLP (“WF&G”) from representing the Arahova/Century Debtors in the Chapter 11 Cases and the balance of the Debtors with respect to the Inter-Creditor Dispute;

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(iii) terminate the exclusive periods during which the Arahova/Century Debtors may file and solicit acceptances of a Chapter 11 plan of reorganization and related disclosure statement (the previous three motions, the “Arahova Emergency Motions”); and (iv) authorize the Arahova Noteholders’ Committee to file confidential supplements containing certain information. The Bankruptcy Court held a sealed hearing on the Arahova Emergency Motions on January 4, 5 and 6, 2006.

Pursuant to an order dated January 26, 2006 (the “Arahova Order”), the Bankruptcy Court (i) denied the motion to terminate the Arahova/Century Debtors’ exclusivity, (ii) denied the motion to appoint a trustee for the Arahova/Century Debtors, or, alternatively, to require the appointment of nonstatutory fiduciaries and (iii) granted the motion for an order disqualifying WF&G from representing the Arahova/Century Debtors and any of the other Debtors in the Inter-Creditor Dispute. Without finding that present management or WF&G have in any way acted inappropriately to date, the Bankruptcy Court found that WF&G’s voluntary neutrality in such disputes should be mandatory, except that the Bankruptcy Court stated that WF&G could continue to act as a facilitator privately to assist creditor groups that are parties to the Inter-Creditor Dispute reach a settlement. The Arahova Noteholders’ Committee appealed the Arahova Order to the District Court, and on March 30, 2006, the District Court affirmed the Arahova Order. On April 7, 2006, the Arahova Noteholders’ Committee appealed the Arahova Order to the Second Circuit. Under the scheduling order entered by the Second Circuit, the briefing of the appeal shall be completed by July 3, 2006, and oral argument is scheduled for no earlier than the week of August 14, 2006.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

City of Martinsville and Henry County, Virginia — Right of Purchase Claim

Pursuant to the asset purchase agreement between TW NY and Adelphia, the Company filed FCC Form 394 franchise transfer requests with the City of Martinsville, Virginia (“Martinsville”) and County of Henry, Virginia (“Henry County”). In response to the Company’s request for franchise transfer approval, Martinsville asserted a right under its franchise agreement with Multi-Channel T.V. Cable Company, an Adelphia subsidiary and a Debtor (“Multi-Channel T.V.”), to purchase the Adelphia systems serving its community. In addition, Henry County allegedly denied the Company’s request for franchise transfer approval within 120 days of such request and thereafter purportedly assigned to Martinsville its purported right to purchase the Adelphia systems serving its community under its franchise agreement with Multi-Channel T.V. As of May 31, 2006, the combined number of Company subscribers in the two communities was approximately 16,000.

On April 26, 2006, Martinsville Cable, Inc. (“Martinsville Cable”) filed a complaint against Multi-Channel T.V. with the Bankruptcy Court in the Chapter 11 Cases seeking, among other things, a declaration that the alleged purchase rights of Martinsville and Henry County (which purportedly were assigned to Martinsville) are valid and enforceable. The complaint also seeks an order requiring Multi-Channel T.V. to specifically perform pursuant to the terms of the franchise agreements to sell such systems to Martinsville Cable or, in the event the request for specific performance is denied, judgment for all damages suffered by Martinsville Cable as a result of Multi-Channel T.V.’s alleged material breach of the franchise agreements. The complaint further seeks a permanent injunction prohibiting Multi-Channel T.V. from transferring such systems to TW NY or any third party. The Company believes that there are significant legal barriers to Martinsville enforcing its alleged purchase rights under the Bankruptcy Code, the Cable Communications Policy Act of 1984, as amended, and Virginia state law.

On June 14, 2006, Martinsville Cable filed a complaint against TW NY and TWC in Virginia state court seeking a declaratory judgment that the alleged purchase rights are enforceable and have been properly exercised with regard to a subsequent proposed sale of the Martinsville and Henry County cable assets by TW NY to Comcast. The complaint also requests an injunction prohibiting TW NY and TWC from transferring the Martinsville and Henry County cable assets to Comcast or any other third party, in the event that TW NY acquires the relevant cable systems from Adelphia.

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

The America Channel Litigation

On May 30, 2006, The America Channel, LLC (“TAC”), a Delaware limited liability company organized to own and operate a television programming network, filed a lawsuit in the United States District Court for the District of Minnesota (the “Minnesota District Court”) against TWC, TW NY, Time Warner and Comcast (together, the “Purchasers”), alleging that the Purchasers had violated sections 1 and 2 of the Sherman Antitrust Act and section 7 of the Clayton Antitrust Act (the “TAC Action”). TAC alleged that completion of the Sale Transaction by the Purchasers, as well as certain other transactions, would constitute further violations of the Sherman and Clayton Antitrust Acts. TAC, among other things, requested as relief an injunction enjoining the Purchasers from consummating the Sale Transaction.

On June 1, 2006, the Debtors filed an adversary proceeding in the Bankruptcy Court seeking (i) a declaration that TAC and its attorneys (the “TAC Defendants”) impermissibly interfered with the Bankruptcy Court’s jurisdiction and mandate, (ii) a declaration that the TAC Defendants should have commenced the TAC Action, if at all, in the Bankruptcy Court, (iii) a declaration that the TAC Action violates the automatic stay embodied in 11 U.S.C. Section 362(a)(3), and (iv) a preliminary and permanent injunction enjoining the TAC Defendants from interfering with the Bankruptcy Court’s jurisdiction over the Debtors’ Chapter 11 Cases and the Sale Transaction by prosecuting the TAC Action in any court other than the Bankruptcy Court.

On June 2, 2006, the Bankruptcy Court issued a temporary restraining order that, among other things, prohibited the TAC Defendants from continuing any further proceedings in the TAC Action. Following the Bankruptcy Court’s issuance of the temporary restraining order, also on June 2, 2006, the TAC Defendants filed, in the Minnesota District Court, a motion to vacate the Bankruptcy Court’s June 2, 2006 order (the “Motion to Vacate”). On June 5, 2006, on the Debtors’ motion, the Bankruptcy Court held the TAC Defendants in contempt for violating the temporary restraining order by filing the Motion to Vacate.

On June 19, 2006, the Bankruptcy Court heard argument from the Debtors and the TAC Defendants on the Debtors’ motion for a preliminary injunction. The Debtors and the TAC Defendants agreed that any preliminary injunction entered would be treated as a permanent injunction. On June 26, 2006, the Bankruptcy Court entered a judgment declaring that the TAC Defendants’ efforts to enjoin the Sale Transaction in the TAC Action violated the automatic stay under 11 U.S.C. section 362(a)(3). Also on this date, the Bankruptcy Court entered a permanent injunction (the “TAC Injunction”) enjoining the TAC Defendants from: (a) continuation of any further proceedings in the TAC Action; (b) taking any other action, with the exception of any action taken in the Bankruptcy Court, to interfere with the Debtors’ disposition of their assets; and (c) taking any other action, with the exception of any action taken in the Bankruptcy Court, to interfere with the Bankruptcy Court’s jurisdiction over the Debtors’ chapter 11 cases. The TAC Injunction does, however, permit the TAC Defendants to proceed with the TAC Action in the Minnesota District Court, or elsewhere, but only to the extent that the TAC Defendants seek no relief other than: (a) damages; (b) an order requiring the Debtors and/or the Purchasers to carry TAC on their cable systems; and/or (c) post-Sale Transaction divestiture.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

The Company’s Claims Against Motorola, Inc.

On June 22, 2006, the Debtors filed an adversary proceeding against Motorola, Inc. and certain subsidiaries of Motorola, Inc. (“Motorola”), as well as three transferees of claims filed by Motorola (the “Claim Transferees”), in the Bankruptcy Court. The complaint seeks relief for five causes of action. First, the complaint seeks damages from Motorola for aiding and abetting breaches of fiduciary duty by the Company’s former management in manipulating the Company’s consolidated financial statements and performance results for the fiscal years 2000 and 2001. Second, the complaint seeks avoidance and recovery of preferential and fraudulent transfers of more than $60,000,000 made to Motorola pursuant to Sections 544, 547, 548 and 550 of the Bankruptcy Code and applicable state law. Third, the complaint seeks avoidance of purported (but unperfected) liens asserted by Motorola against property of the Debtors pursuant to Section 544 of the Bankruptcy Code. Fourth, the complaint seeks disallowance of some or all of the claims asserted by Motorola and the Claim Transferees (totaling in excess of $60,000,000) in the Debtors’ bankruptcy proceedings to the extent that the claims are improperly asserted against subsidiaries

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

of Adelphia rather than Adelphia. Fifth, the complaint seeks equitable subordination under Bankruptcy Code Section 510(c) of any claims filed by Motorola, including claims held by the Claim Transferees, to the extent, if any, that such claims are allowed.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Series E and F Preferred Stock Conversion Postponements

On October 29, 2004, Adelphia filed a motion to postpone the conversion of Adelphia’s 7.5% Series E Mandatory Convertible Preferred Stock (“Series E Preferred Stock”) into shares of Class A Common Stock from November 15, 2004 to February 1, 2005, to the extent such conversion was not already stayed by the Debtors’ bankruptcy filing, in order to protect the Debtors’ net operating loss carryovers.  On November 18, 2004, the Bankruptcy Court entered an order approving the postponement effective November 14, 2004.

Adelphia has subsequently entered into several stipulations further postponing, to the extent applicable, the conversion date of the Series E Preferred Stock. Adelphia has also entered into several stipulations postponing, to the extent applicable, the conversion date of the Adelphia 7.5% Series F Mandatory Convertible Preferred Stock, which was initially convertible into shares of Class A Common Stock on February 1, 2005.

EPA Self Disclosure and Audit

On June 2, 2004, the Company orally self-disclosed potential violations of environmental laws to the United States Environmental Protection Agency (“EPA”) pursuant to EPA’s Audit Policy, and notified EPA that it intended to conduct an audit of its operations to identify and correct any such violations. The potential violations primarily concern reporting and record keeping requirements arising from the Company’s storage and use of petroleum and batteries to provide backup power for its cable operations. Based on current facts, the Company does not anticipate that this matter will have a material adverse effect on the Company’s financial condition or results of operations.

Other

The Company is subject to various other legal proceedings and claims which arise in the ordinary course of business. Management believes, based on information currently available, that the amount of ultimate liability, if any, with respect to any of these other actions will not materially affect the Company’s financial position or results of operations.

Note 5:  Additional Information

Reclassification

Certain amounts for the forty-seven months ended May 31, 2006 have been reclassified to conform with the May 31, 2006 monthly presentation.

Cash and cash equivalents

Cash equivalents consist primarily of money market funds and United States government obligations with maturities of three months or less when purchased. The carrying amounts of cash equivalents approximate their fair values.

Accounts receivable

Accounts receivable are reflected net of an allowance for doubtful accounts. Such allowance was $16,598,000 at May 31, 2006.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Accounts payable, accrued liabilities and other liabilities

To the Company’s knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all workers’ compensation and disability insurance policies, required to be paid are fully paid as of May 31, 2006.

Preferred stock

Contractual dividends applicable to the Company’s preferred stock were $10,010,000 and $470,490,000 for the respective one and forty-seven months ended May 31, 2006.

Basic and diluted loss per weighted average share of common stock

Basic loss per weighted average share of common stock is computed based on the weighted average number of common shares outstanding after giving effect to dividend requirements on the Company’s preferred stock. Diluted loss per common share is equal to basic net loss per common share because the Company’s convertible preferred stock and outstanding stock options do not have a dilutive effect for the periods presented. In the future, however, the convertible preferred stock and outstanding stock options could have a dilutive effect on earnings per share.

Supplemental cash flow information

Cash payments for interest were $51,882,000 and $1,673,097,000 for the one and forty-seven month periods ended May 31, 2006, respectively.

Statistical information

The table below provides information on the number of basic customers, digital customers and high speed internet customers as of May 31, 2006 and April 30, 2006.

	Debtors	Brazil	St. Marys	Total

May 31, 2006:
Basic customers	4,848,400	55,923	4,501	4,908,824
Digital customers	2,043,578	—	281	2,043,859
High speed internet customers	1,843,678	8,176	125	1,851,979
Total revenue generating units	8,735,656	64,099	4,907	8,804,662

April 30, 2006:
Basic customers	4,862,664	55,482	4,514	4,922,660
Digital customers	2,045,867	—	281	2,046,148
High speed internet customers	1,832,581	7,640	133	1,840,354
Total revenue generating units	8,741,112	63,122	4,928	8,809,162

Note 6:  Bankruptcy Court Reporting Schedules

The Bankruptcy Court reporting schedules included in this report beginning on page 33 are for the period from May 1 through May 31, 2006 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP. The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

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BANKRUPTCY COURT REPORTING SCHEDULES
Summary

	For the
	Month Ended
	May 31, 2006	Reference

Gross wages paid	$44,051,552	Schedule I
Employee payroll taxes withheld	9,639,287	Schedule I
Employer payroll taxes due	3,328,051	Schedule I
Payroll taxes paid*	20,757,021	Schedule II*
Sales and other taxes due	7,970,069	Schedule III
Gross taxable sales	100,552,186	Schedule III
Real estate and personal property taxes paid	777,371	Schedule IV
Sales and other taxes paid	7,278,731	Schedule V
Cash disbursements	374,807,909	Schedule VI
Insurance coverage	N/A	Schedule VII

* The amount reported above for payroll taxes paid is based upon the date paid and not the date due.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule I

Court Reporting schedules for Payroll and Payroll Taxes
for the Month Ended May 31, 2006

	Gross	Employee Payroll	Employer Payroll
Week Ending Date	Wages Paid	Taxes Withheld	Taxes Due
12-May-06	$20,747,169	$4,402,999	$1,569,445
26-May-06	$23,304,383	$5,236,288	$1,758,606
Total	$44,051,552	$9,639,287	$3,328,051

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BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 1 of 3

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended May 31, 2006

	Payroll Taxes
Payee	Paid	Payment Date
INTERNAL REVENUE SERVICE	6,457,985	5/1/2006
STATE OF ALABAMA	4,807	5/1/2006
STATE OF ARIZONA	3,276	5/1/2006
STATE OF CALIFORNIA	222,897	5/1/2006
STATE OF COLORADO	57,322	5/1/2006
STATE OF CONNECTICUT	11,241	5/1/2006
STATE OF GEORGIA	7,760	5/1/2006
STATE OF IDAHO	5,051	5/1/2006
STATE OF INDIANA	964	5/1/2006
STATE OF KANSAS	404	5/1/2006
STATE OF KENTUCKY	18,787	5/1/2006
STATE OF MAINE	26,466	5/1/2006
STATE OF MARYLAND	16,611	5/1/2006
STATE OF MASSACHUSETTS	33,397	5/1/2006
STATE OF MICHIGAN	115	5/1/2006
STATE OF MISSISSIPPI	2,526	5/1/2006
STATE OF NEW JERSEY	881	5/1/2006
STATE OF NEW YORK	116,112	5/1/2006
STATE OF NORTH CAROLINA	13,316	5/1/2006
STATE OF OHIO	79,774	5/1/2006
STATE OF OKLAHOMA	206	5/1/2006
STATE OF PENNSYLVANIA	87,776	5/1/2006
STATE OF SOUTH CAROLINA	3,870	5/1/2006
STATE OF VERMONT	24,569	5/1/2006
STATE OF VIRGINIA	55,425	5/1/2006
STATE OF WISCONSIN	711	5/1/2006
STATE OF ALABAMA	8,383	5/1/2006
ASHTABULA INCOME TAX	277	5/1/2006
CENTRAL COLLECTION AGENCY	28,267	5/1/2006
CITY OF CHILLICOTHE	2,017	5/1/2006
CITY OF CLEVELAND HEIGHTS	4,576	5/1/2006
CITY OF MARION	778	5/1/2006
CITY OF NEWARK	1,894	5/1/2006
CITY OF PITTSBURGH	612	5/1/2006
CITY OF PORTSMOUTH	493	5/1/2006
COLUMBUS CITY INCOME TAX	1,373	5/1/2006
DEFIANCE CITY INCOME TAX	885	5/1/2006
DIRECTOR OF FINANCE	377	5/1/2006
EUCLID INCOME TAX	3,177	5/1/2006
JOAN L BAKER TAX(A)	26	5/1/2006
LORAIN CITY TAX	1,870	5/1/2006
MONTANA DEPARTMENT OF REVENUE	886	5/1/2006
NEBRASKA DEPARTMENT OF REVENUE	1	5/1/2006

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BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 2 of 3

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended May 31, 2006

	Payroll Taxes
Payee	Paid	Payment Date
RITA	12,879	5/1/2006
SCHOOL DISTRICT INCOME TAX	2,415	5/1/2006
TREASURER CITY OF OWENSBORO	525	5/1/2006
VILLAGE OF GREENWOOD	496	5/1/2006
WEST VIRGINIA DEPT OF TAX & REV	9,392	5/1/2006
STATE OF FLORIDA	679,960	5/3/2006
NEW HAMPSHIRE DEPARTMENT OF EMP	128	5/4/2006
OFFICE OF UNEMPLOYMENT INS	56	5/4/2006
COMMUNICATIONS WORKERS	210	5/10/2006
CITY OF NEWARK	1,467	5/11/2006
COLUMBUS CITY INCOME TAX	1,303	5/11/2006
WEST VIRGINIA DEPT OF TAX & REV	8,340	5/11/2006
COMMUNICATION WORKERS OF	33	5/12/2006
INTERNAL REVENUE SERVICE	5,188,879	5/15/2006
STATE OF ARIZONA	2,267	5/15/2006
STATE OF CALIFORNIA	149,734	5/15/2006
STATE OF COLORADO	55,455	5/15/2006
STATE OF CONNECTICUT	10,370	5/15/2006
STATE OF GEORGIA	6,890	5/15/2006
STATE OF IDAHO	4,307	5/15/2006
STATE OF INDIANA	936	5/15/2006
STATE OF KANSAS	335	5/15/2006
STATE OF KENTUCKY	17,163	5/15/2006
STATE OF MAINE	19,395	5/15/2006
STATE OF MARYLAND	15,112	5/15/2006
STATE OF MASSACHUSETTS	24,462	5/15/2006
STATE OF NEW YORK	91,363	5/15/2006
STATE OF NORTH CAROLINA	12,125	5/15/2006
STATE OF OHIO	64,030	5/15/2006
STATE OF OKLAHOMA	230	5/15/2006
STATE OF PENNSYLVANIA	82,819	5/15/2006
STATE OF SOUTH CAROLINA	3,285	5/15/2006
STATE OF VERMONT	14,812	5/15/2006
STATE OF VIRGINIA	48,712	5/15/2006
COMMUNICATION WORKERS OF	5,415	5/24/2006
COMMUNICATIONS WORKERS	204	5/24/2006
ASHTABULA INCOME TAX	277	5/26/2006
CENTRAL COLLECTION AGENCY	27,642	5/26/2006
CITY OF CHILLICOTHE	2,073	5/26/2006
CITY OF CLEVELAND HEIGHTS	4,337	5/26/2006
CITY OF MARION	871	5/26/2006
CITY OF NEWARK	1,818	5/26/2006

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II	Page 3 of 3

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended May 31, 2006

	Payroll Taxes
Payee	Paid	Payment Date
CITY OF PITTSBURGH	706	5/26/2006
CITY OF PORTSMOUTH	520	5/26/2006
COLUMBUS CITY INCOME TAX	2,699	5/26/2006
DEFIANCE CITY INCOME TAX	947	5/26/2006
DIRECTOR OF FINANCE	355	5/26/2006
EUCLID INCOME TAX	2,832	5/26/2006
LORAIN CITY TAX	1,742	5/26/2006
MONTANA DEPARTMENT OF REVENUE	916	5/26/2006
RITA	12,762	5/26/2006
SCHOOL DISTRICT INCOME TAX	2,500	5/26/2006
TREASURER CITY OF OWENSBORO	568	5/26/2006
VILLAGE OF GREENWOOD	484	5/26/2006
WEST VIRGINIA DEPT OF TAX & REV	8,369	5/26/2006
INTERNAL REVENUE SERVICE	6,100,323	5/30/2006
STATE OF ARIZONA	3,093	5/30/2006
STATE OF CALIFORNIA	197,492	5/30/2006
STATE OF COLORADO	60,883	5/30/2006
STATE OF CONNECTICUT	10,937	5/30/2006
STATE OF GEORGIA	7,222	5/30/2006
STATE OF IDAHO	4,882	5/30/2006
STATE OF INDIANA	958	5/30/2006
STATE OF KANSAS	400	5/30/2006
STATE OF KENTUCKY	18,884	5/30/2006
STATE OF MAINE	22,428	5/30/2006
STATE OF MARYLAND	17,217	5/30/2006
STATE OF MASSACHUSETTS	27,142	5/30/2006
STATE OF MICHIGAN	116	5/30/2006
STATE OF NEW YORK	110,419	5/30/2006
STATE OF NORTH CAROLINA	13,915	5/30/2006
STATE OF OHIO	79,471	5/30/2006
STATE OF OKLAHOMA	235	5/30/2006
STATE OF PENNSYLVANIA	86,526	5/30/2006
STATE OF SOUTH CAROLINA	4,205	5/30/2006
STATE OF VERMONT	17,596	5/30/2006
STATE OF VIRGINIA	54,945	5/30/2006
STATE OF WISCONSIN	711	5/30/2006
WASHINGTON DC - DIV OF FINANCE	958	5/31/2006

TOTALS	20,757,021

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 1 of 3

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended May 31, 2006

	Sales and
	Other	Gross
Taxing Jurisdiction	Taxes Due	Taxable Sales
Arizona Department of Revenue	$485	$5,449
Board of Equalization	1	A
Board of Equalization	23	314
Board of Equalization	154	2,046
City of Albion	429	7,155
City of Baldwin Park	5,538	184,593
City of Beaumont	3,065	102,162
City of Brawley	9,333	233,320
City of Charlottesville	59,692	596,924
City of Colorado Springs	144	5,754
City of Colton	10,737	254,802
City of Fontana	227	4,548
City of Hermosa Beach	23,857	397,623
City of Holtville	2,091	41,819
City of Kelso	6,567	109,453
City of La Habra	28,234	470,562
City of Longview	22,910	381,839
City of Los Angeles	—	—
City of Moreno Valley	61,047	1,017,449
City of Palouse	518	7,402
City of Petersburg	15,809	79,046
City of Pico Rivera	10,418	208,365
City of Placentia	16,460	470,278
City of Port Hueneme	10,310	257,751
City of Redondo Beach	50,555	1,064,316
City of Rialto	38,113	476,409
City of San Bernardino	67,179	847,155
City of San Buenaventura	39,358	787,163
City of Santa Monica	158,520	1,585,200
City of Waynesboro	29,532	295,324
City of Winchester	15,138	151,383
Colorado Dept. of Revenue	631	12,879
Colorado Dept. of Revenue	3,249	80,686
Commissioner of Revenue Services	299,347	5,701,866
Commissioner of Revenue Services	362,030	6,033,839
Commonwealth of Massachusetts	8,225	164,452
Comptroller of Maryland	1,356	27,118

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 2 of 3

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended May 31, 2006

	Sales and
	Other	Gross
Taxing Jurisdiction	Taxes Due	Taxable Sales
Comptroller of Maryland	25,952	519,003
County of Montgomery	7,696	76,957
Florida Department of Revenue	3,905,197	26,640,478
Florida Department of Revenue	192,409	2,948,528
Georgia Department of Revenue	28,986	428,266
Idaho State Tax Commission	6,601	132,016
Indiana Department of Revenue	29,340	489,002
Kansas Dept. of Revenue	16,495	218,470
Kentucky Revenue Cabinet	183,032	6,101,065
Kentucky Revenue Cabinet	5,872	97,871
Kentucky Revenue Cabinet	177,626	5,926,501
Maine Revenue Services	8	152
Maine Revenue Services	327,878	6,557,554
Mississippi State Tax Commission	41,133	587,608
Mississippi State Tax Commission	1,466	20,943
NC Department of Revenue	24,988	345,715
NC Department of Revenue	88,720	4,096,165
NECA - TRS	7,981	—
NECA PAUSF	931	—
NECA VUSF	38	3,332
NEUSTAR; FIRST UNION BANK	1,598	—
NYS Corporation Tax	1,266	—
NYS Corporation Tax	9,598	—
NYS Estimated Corporation Tax	150	—
NYS Estimated Corporation Tax	1,590	—
NYS Sales Tax Processing	8,290	102,232
Oklahoma Tax Commission	476	7,828
PA Department of Revenue	246,975	4,364,126
PA Dept. of Revenue	15,292	304,016
PSU	174	—
South Carolina Dept. of Revenue	53,916	738,748
State of New Hampshire	138,163	1,973,767
State Tax Department	314,514	5,241,888
TN Department of Revenue	71,506	786,396
Town of Blacksburg	13,182	131,820
Town of Mt Crested Butte	1,075	23,890
Town of South Boston	5,100	50,996
Treasurer State of Ohio	196,792	2,864,600

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III	Page 3 of 3

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended May 31, 2006

	Sales and
	Other	Gross
Taxing Jurisdiction	Taxes Due	Taxable Sales
USAC	56,889	—
Vermont Department of Taxes	376,906	6,281,792
Vermont Department of Taxes	200	3,332
Virginia Department of Taxation	17,646	352,906
Washington Dept. of Revenue	4,994	64,850
Wyoming Department of Revenue	146	2,929

Total	$7,970,069	$100,552,186

Note (A): The 911 surcharge is based upon the number of phone lines and not as a function of gross taxable sales.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 1 of 3

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended May 31, 2006

Payee	Amount Paid	Check Date
ALBEMARLE COUNTY	$35,598	05/22/06
AMHERST COUNTY	3,232	05/24/06
BEDFORD COUNTY	377	05/24/06
BLACKBURN CENTER, LLC	433	05/26/06
CAL & JOANNE FAMILY LTD PRTNRSP	200	05/23/06
CITY OF CHARLOTTESVILLE	14,982	05/24/06
CITY OF DANVILLE	16,405	05/24/06
CITY OF GALAX	207	05/22/06
CITY OF OLEAN	5,318	05/12/06
CITY OF PETERSBURG TREASURER	2,845	05/22/06
CITY OF SALEM	1,591	05/16/06
CITY OF SALEM	3,340	05/22/06
CLARKE COUNTY TREASURER	109	05/22/06
COUNTY OF AUGUSTA	30	05/22/06
COUNTY OF AUGUSTA	1,129	05/24/06
COUNTY OF DINWIDDIE	6,855	05/22/06
COUNTY OF HENRICO	1,916	05/22/06
COUNTY OF PULASKI	453	05/22/06
COUNTY OF ROCKINGHAM	1,376	05/24/06
COUNTY OF WISE	227	05/12/06
DELEWARE COUNTY	86	05/15/06
DILLON COUNTY TREASURER	227	05/10/06
DONALD E AND DORIS D BRADLEY	101	05/16/06
DORIS LAWTON	1,030	05/27/06
DUBOIS MALL LP	363	05/09/06
EASTLAKE COMMERCIAL	62	05/23/06
EL PASO COUNTY TREASURER	306,477	05/24/06
FAUQUIER COUNTY TREASURER	1,756	05/22/06
FLUVANNA COUNTY TREASURER	1,559	05/22/06
FORSYTH COUNTY TAX COLLECTOR	135	05/17/06
FREDERICKSBURG CITY TREASURER	351	05/24/06
FREDRICK COUNTY TREASURER	1,100	05/22/06
FREDRICK COUNTY TREASURER	47,480	05/24/06
GE CAPITAL FLEET SERVICES	9,798	05/09/06
GE CAPITAL FLEET SERVICES	2,552	05/10/06
HANOVER COUNTY TREASURER	1,450	05/22/06
HARMON & LEE	747	05/24/06
HARRISON COUNTY	1,565	05/22/06
HOLMES COUNTY TREASURER	544	05/12/06
JEFFERSON COUNTY	2,171	05/24/06
JEFFERSON COUNTY	1,049	05/25/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 2 of 3

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended May 31, 2006

Payee	Amount Paid	Check Date
KIR TEMECULA L.P.	105	05/25/06
LARRY SCHREDER	1,337	05/27/06
LEXINGTON CITY TREASURER	1,248	05/22/06
LOUDOUN COUNTY	24,430	05/22/06
LURAY TOWN	183	05/24/06
MECKLENBURG COUNTY	5,346	05/22/06
MONTGOMERY COUNTY TREASURER	1,750	05/24/06
MONTGOMERY COUNTY TREASURER	815	05/26/06
NORTH VERSAILES TOWNSHIP	125	05/22/06
ORANGE COUNTY	1,498	05/22/06
ORANGE COUNTY	112	05/24/06
PAGE COUNTY	10,793	05/22/06
PALMYRA TOWN	1,075	05/26/06
PITTSTON TOWN	11,348	05/24/06
POWHATAN COUNTY TREASURER	2,849	05/24/06
PRINCE GEORGE TREASURER	45,156	05/22/06
PRINCE GEORGE TREASURER	521	05/26/06
RITE AID CORORATION	256	05/23/06
ROANOKE CITY TREASURER	5,984	05/12/06
ROANOKE COUNTY TREASURER	9,805	05/12/06
ROANOKE COUNTY TREASURER	365	05/22/06
SHENANDOAH TOWN COLLECTOR	50	05/24/06
SKELTON THOMAS F	2,382	05/09/06
SOUTHWEST HARBOR TOWN	2,242	05/12/06
SPOTSYLVANIA COUNTY	7,291	05/22/06
SPOTSYLVANIA COUNTY	91,299	05/25/06
STAFFORD COUNTY	41,355	05/24/06
STATE OF MARYLAND	1,500	05/27/06
STEAMTOWN MALL PARTNERS LP	24	05/11/06
STOKES COUNTY	200	05/01/06
TOWN OF AMESBURY	676	05/12/06
TOWN OF AMESBURY	138	05/26/06
TOWN OF BLACKSBURG	520	05/24/06
TOWN OF DEER ISLE	94	05/12/06
TOWN OF PULASKI	218	05/22/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV	Page 3 of 3

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended May 31, 2006

Payee	Amount Paid	Check Date
TOWN OF ROME, TAX COLLECTOR	3,132	05/12/06
TOWN OF STANLEY	40	05/24/06
TOWN OF WOODSTOCK	316	05/22/06
TREASURER OF TAZEWELL COUNTY	70	05/12/06
TREASURER OF VIRGINIA	72	05/24/06
TRUMBULL COUNTY	13,162	05/24/06
TSC, LC	587	05/23/06
UNION TOWN	12	05/12/06
VILLAGE OF AMES	59	05/26/06
WARRICK COUNTY TREASURER	9,605	05/12/06

TOTAL	777,371

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 1 of 2

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended May 31, 2006

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
ARIZONA DEPARTMENT OF REVENUE	Sales Tax	$486	05/19/06
BOARD OF EQUALIZATION	Gross Receipts Tax	2	05/19/06
BOARD OF EQUALIZATION	Sales Tax	12	05/24/06
CITY OF BALDWIN PARK	Utility Tax	6,099	05/09/06
CITY OF BEAUMONT	Utility Tax	4,439	05/09/06
CITY OF BRAWLEY	Utility Tax	8,953	05/09/06
CITY OF CHARLOTTSVILLE	Utility Tax	61,143	05/17/06
CITY OF COLORADO SPRINGS	Sales Tax	148	05/05/06
CITY OF COLTON	Utility Tax	10,752	05/09/06
CITY OF DESERT HOT SPRINGS	Utility Tax	12,586	05/09/06
CITY OF FONTANA	Utility Tax	380	05/09/06
CITY OF HERMOSA BEACH	Utility Tax	24,033	05/09/06
CITY OF HOLTVILLE	Utility Tax	2,092	05/09/06
CITY OF LA HABRA	Utility Tax	28,133	05/09/06
CITY OF MORENO VALLEY	Utility Tax	69,953	05/09/06
CITY OF PICO RIVERA	Utility Tax	13,174	05/09/06
CITY OF PLACENTIA	Utility Tax	16,929	05/09/06
CITY OF PORT HUENEME	Utility Tax	11,227	05/09/06
CITY OF REDONDO BEACH CA	Utility Tax	50,571	05/09/06
CITY OF RIALTO	Utility Tax	41,416	05/09/06
CITY OF SAN BERNARDINO	Utility Tax	69,158	05/09/06
CITY OF SAN BUENAVENTURA	Utility Tax	39,142	05/09/06
CITY OF SANTA MONICA	Utility Tax	191,029	05/09/06
CITY OF WAYNESBORO	Utility Tax	29,352	05/17/06
CITY OF WINCHESTER	Sales Tax	373	05/19/06
CITY OF WINCHESTER	Utility Tax	15,308	05/19/06
COLORADO DEPARTMENT OF REVENUE	Gross Receipts Tax	153	05/05/06
COLORADO DEPARTMENT OF REVENUE	Sales Tax	597	05/05/06
COLORADO DEPARTMENT OF REVENUE	Sales Tax	3,259	05/19/06
COMPTROLLER OF MARYLAND	Sales Tax	11,469	05/19/06
COMPTROLLER OF MD	Sales Tax	16,438	05/19/06
CONNECTICUT DEPT OF REVENUE	Sales Tax	378,207	05/31/06
COUNTY OF MONTGOMERY	Utility Tax	7,781	05/19/06
FLORIDA DEPT OF REVENUE	Gross Receipts Tax	23,203	05/22/06
FLORIDA DEPT OF REVENUE	Sales Tax	201,314	05/22/06
FLORIDA DEPT OF REVENUE	Telecommunications Tax	3,850,418	05/22/06
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	11,663	05/09/06
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	32,143	05/22/06
IDAHO STATE TAX COMMISSION	Sales Tax	6,689	05/16/06
INDIANA DEPT OF REVENUE	Sales Tax	2,149	05/10/06
INDIANA DEPT OF REVENUE	Sales Tax	27,424	05/22/06
INTERNAL REVENUE SERVICE	Federal Excise Tax	18,891	05/10/06

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V	Page 2 of 2

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended May 31, 2006

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
KANSAS DEPT OF REVENUE	Sales Tax	16,029	05/25/06
KENTUCKY REVENUE CABINET	Sales Tax	4,875	05/19/06
KENTUCKY REVENUE CABINET	Utility Tax	219,657	05/24/06
KENTUCKY STATE TREASURER	Sales Tax	998	05/05/06
MAINE REVENUE SERVICES	Sales Tax	113	05/15/06
MASS DEPT OF REVENUE	Sales Tax	444	05/05/06
MASS DEPT OF REVENUE	Sales Tax	8,054	05/22/06
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	42,019	05/19/06
NECA TRS	Federal USF	7,981	05/16/06
NECA VUSF	Gross Receipts Tax	43	05/05/06
NEUSTAR INC	Federal USF	1,442	05/16/06
NEW YORK STATE SALES TAX	Sales Tax	5,182	05/25/06
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	7,027	05/10/06
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	23,172	05/19/06
NYS CORPORATION TAX	Gross Receipts Tax	23,200	05/31/06
NYS SALES TAX PROCESSING	Sales Tax	1,588	05/05/06
OKLAHOMA TAX COMMISSION	Sales Tax	481	05/09/06
PA DEPARTMENT OF REVENUE	Sales Tax	284,599	05/22/06
PA DEPT. OF REVENUE	Sales Tax	601	05/10/06
PETERSBURG CITY O(T)	Utility Tax	19,504	05/19/06
SOUTH CAROLINA DEPARTMENT OF	Sales Tax	105,989	05/22/06
STATE OF NEW HAMPSHIRE	Utility Tax	129,306	05/05/06
STATE OF OHIO, TREASURER	Sales Tax	108,603	05/19/06
TENNESSEE DEPT OF REVENUE	Sales Tax	72,204	05/22/06
TOWN OF ALBION	Utility Tax	419	05/10/06
TOWN OF BLACKSBURG	Utility Tax	13,903	05/19/06
TOWN OF MT CRESTED BUTTE	Utility Tax	1,732	05/05/06
TOWN OF SOUTH BOSTON	Utility Tax	5,093	05/17/06
TREASURER OF STATE OF OHIO	Sales Tax	20,752	05/19/06
TREASURER STATE OF OHIO	Sales Tax	23,301	05/15/06
TREASURER STATE OF OHIO	Sales Tax	44,629	05/19/06
UNIVERSAL SERVICE ADMINSTRATIVE	Federal USF	56,889	05/15/06
VERMONT DEPT OF TAXES	Sales Tax	34,139	05/17/06
VERMONT DEPT OF TAXES	Sales Tax	225	05/18/06
VERMONT DEPT OF TAXES	Sales Tax	346,220	05/25/06
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	15,720	05/17/06
WASHINGTON DEPT OF REVENUE	Sales Tax	1,691	05/22/06
WEST VIRGINIA STATE TAX DEPT	Sales Tax	332,219	05/19/06

Total		$7,278,731

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 1 of 7

Court Reporting schedules for Cash Disbursements
for the Month Ended May 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	$2,550,721
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	1,015
ACC OPERATIONS, INC.	081-02-41956	02-41956	57,711
ACC PROPERTIES 1, LLC	081-05-44167	05-44167	210
ACC PROPERTIES 103, LLC	081-05-44168	05-44168	210
ACC PROPERTIES 105, LLC	081-05-44170	05-44170	210
ACC PROPERTIES 109, LLC	081-05-44171	05-44171	210
ACC PROPERTIES 121, LLC	081-05-44172	05-44172	210
ACC PROPERTIES 122, LLC	081-05-44174	05-44174	210
ACC PROPERTIES 123, LLC	081-05-44178	05-44178	210
ACC PROPERTIES 130, LLC	081-05-44190	05-44190	210
ACC PROPERTIES 146, LLC	081-05-44192	05-44192	210
ACC PROPERTIES 154, LLC	081-05-44193	05-44193	210
ACC PROPERTIES 156, LLC	081-05-44195	05-44195	210
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	509,810
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	—
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ACQUISITION SUBSIDIARY, INC.	081-02-41860	02-41860	15,889
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, L.P.	081-02-41902	02-41902	6,216,311
ADELPHIA CABLEVISION ASSOCIATES OF RADNOR, L.P.	081-06-10622	06-10622	—
ADELPHIA CABLEVISION ASSOCIATES, L.P.	081-02-41913	02-41913	601,695
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	1,119,483
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	1,410,843
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	12,761,563
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	3,098,370
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	764,721
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	685,779
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	723,525
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	2,022,234
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	279,913
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	974,643
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	331,979
ADELPHIA CABLEVISION OF WEST PALM BEACH II, LLC	081-06-10623	06-10623	195,849
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	231,215

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 2 of 7

Court Reporting schedules for Cash Disbursements
for the Month Ended May 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	3,361,277
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	97,329
ADELPHIA CABLEVISION OF WEST PALM BEACH, LLC	081-06-10624	06-10624	430,302
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	62,966,473
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	2,892,965
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	4,174,273
ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	13,565,822
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	92,678
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	—
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	3,011,049
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	1,567,339
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	170,804
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	2,928,934
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	2,543,547
ADELPHIA HARBOR CENTER HOLDINGS, LLC	081-02-41853	02-41853	210
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	210
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	210
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	—
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	—
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	5,367,364
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	46,483
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	676,244
ADELPHIA WELLSVILLE, LLC	081-02-41850	02-41850	—
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	384
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	2,506
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	210
BADGER HOLDING CORP	081-02-41792	02-41792	—
BETTER TV, INC. OF BENNINGTON	081-02-41914	02-41914	345,901
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	763,214
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	1,015
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	808,121
CABLE SENTRY CORPORATION	081-02-41894	02-41894	—
CABLEVISION BUSINESS SERVICES, INC.	081-06-10625	06-10625	—
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—
CDA CABLE, INC.	081-02-41879	02-41879	189,159

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 3 of 7

Court Reporting schedules for Cash Disbursements
for the Month Ended May 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	—
CENTURY ALABAMA CORP.	081-02-41889	02-41889	127,802
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP.	081-02-41738	02-41738	—
CENTURY BERKSHIRE CABLE CORP.	081-02-41762	02-41762	190,333
CENTURY CABLE HOLDINGS CORP.	081-02-41814	02-41814	—
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	23,701,919
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	383,746
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—
CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	2,259,043
CENTURY CAROLINA CORP.	081-02-41886	02-41886	546,688
CENTURY COLORADO SPRINGS CORP.	081-02-41736	02-41736	309,400
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	5,507,297
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	3,235,677
CENTURY CULLMAN CORP.	081-02-41888	02-41888	285,485
CENTURY ENTERPRISE CABLE CORP.	081-02-41890	02-41890	379,968
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	210
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	2,036,204
CENTURY INDIANA CORP.	081-02-41768	02-41768	—
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	—
CENTURY INVESTORS, INC.	081-02-41733	02-41733	—
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	31,083
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	—
CENTURY KANSAS CABLE TELEVISION CORP.	081-02-41884	02-41884	209,975
CENTURY LYKENS CABLE CORP.	081-02-41883	02-41883	160,445
CENTURY MCE, LLC	081-06-10626	06-10626	210
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	593,782
CENTURY MISSISSIPPI CORP.	081-02-41882	02-41882	354,287
CENTURY MOUNTAIN CORP.	081-02-41797	02-41797	173,672
CENTURY NEW MEXICO CABLE TELEVISION CORP.	081-02-41784	02-41784	—
CENTURY NORWICH CORP.	081-02-41881	02-41881	932,929
CENTURY OHIO CABLE TELEVISION CORP.	081-02-41811	02-41811	587,576
CENTURY OREGON CABLE CORP	081-02-41739	02-41739	—
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	—
CENTURY REALTY CORP.	081-02-41813	02-41813	—
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	—
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	(758)
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	107,092
CENTURY VIRGINIA CORP.	081-02-41796	02-41796	431,682

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 4 of 7

Court Reporting schedules for Cash Disbursements
for the Month Ended May 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
CENTURY VOICE AND DATA COMMUNICATIONS, INC.	081-02-41737	02-41737	—
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	—
CENTURY WASHINGTON CABLE TELEVISION, INC.	081-02-41878	02-41878	—
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	78,182
CENTURY-TCI CALIFORNIA COMMUNICATIONS, L.P.	081-02-41743	02-41743	1,520
CENTURY-TCI CALIFORNIA, L.P.	081-02-41741	02-41741	41,481,179
CENTURY-TCI DISTRIBUTION COMPANY	081-05-44197	05-44197	—
CENTURY-TCI HOLDINGS, LLC	081-02-41742	02-41742	210
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	463
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	14,374,822
CHESTNUT STREET SERVICES, LLC	081-02-41842	02-41842	116
CLEAR CABLEVISION, INC.	081-02-41756	02-41756	—
CMA CABLEVISION ASSOCIATES VII, L.P.	081-02-41808	02-41808	274,622
CMA CABLEVISION ASSOCIATES XI, LIMITED PARTNERSHIP	081-02-41807	02-41807	104,436
CORAL SECURITY, INC	081-02-41895	02-41895	—
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	612,662
CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—
DESERT HOT SPRINGS CABLEVISION, INC.	081-06-10627	06-10627	488,194
E. & E. CABLE SERVICE, INC.	081-02-41785	02-41785	—
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	210
EASTERN VIRGINIA CABLEVISION, L.P.	081-02-41800	02-41800	513,767
EMPIRE SPORTS NETWORK, L.P.	081-02-41844	02-41844	5,456
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	—
FOP INDIANA, L.P.	081-02-41816	02-41816	167,906
FRONTIERVISION ACCESS PARTNERS, L.L.C.	081-02-41819	02-41819	1,999,664
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	845,672
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	—
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	—
FRONTIERVISION HOLDINGS CAPITAL II CORPORATION	081-02-41823	02-41823	—
FRONTIERVISION HOLDINGS, L.P.	081-02-41826	02-41826	210
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	210
FRONTIERVISION OPERATING PARTNERS, L.L.C.	081-02-41825	02-41825	—
FRONTIERVISION OPERATING PARTNERS, L.P.	081-02-41821	02-41821	28,232,167
FRONTIERVISION PARTNERS, L.P.	081-02-41828	02-41828	210
FT MYERS CABLEVISION, LLC	081-02-41948	02-41948	—
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	420
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, L.P.	081-02-41933	02-41933	2,526,479
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	210
GRAFTON CABLE COMPANY	081-02-41788	02-41788	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 5 of 7

Court Reporting schedules for Cash Disbursements
for the Month Ended May 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
GS CABLE, LLC	081-02-41907	02-41907	2,780,936
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	2,100,135
HENDERSON COMMUNITY ANTENNA TELEVISION, INC.	081-06-10628	06-10628	275,513
HIGHLAND CARLSBAD CABLEVISION, INC.	081-06-10629	06-10629	—
HIGHLAND CARLSBAD OPERATING SUBSIDIARY, INC.	081-06-10630	06-10630	2,862,232
HIGHLAND PRESTIGE GEORGIA, INC.	081-06-10631	06-10631	2,482,571
HIGHLAND VIDEO ASSOCIATES, L.P.	081-06-10632	06-10632	826,062
HILTON HEAD COMMUNICATIONS, L.P.	081-06-10633	06-10633	1,199,860
HUNTINGTON CATV, INC.	081-02-41765	02-41765	—
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	1,098,014
IONIAN COMMUNICATIONS, L.P.	081-06-10634	06-10634	1,607,881
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	—
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	142,403
KOOTENAI CABLE, INC.	081-02-41875	02-41875	1,093,200
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	237,283
LEADERSHIP ACQUISITION LIMITED PARTNERSHIP	081-02-41931	02-41931	—
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	18,395
MANCHESTER CABLEVISION, INC.	081-02-41758	02-41758	—
MARTHA’S VINEYARD CABLEVISION, L.P.	081-02-41805	02-41805	298,429
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	57,210
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	296,896
MICKELSON MEDIA, INC.	081-02-41782	02-41782	141,385
MONTGOMERY CABLEVISION ASSOCIATES, LP	081-06-10635	06-10635	—
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	—
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	183,016
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	—
MOUNTAIN CABLE COMPANY, L.P.	081-02-41909	02-41909	4,504,777
MT. LEBANON CABLEVISION, INC	081-02-41920	02-41920	—
MULTI-CHANNEL T.V. CABLE COMPANY	081-02-41921	02-41921	533,985
NATIONAL CABLE ACQUISITION ASSOCIATES, L.P.	081-02-41952	02-41952	2,848,894
OFE I, LLC	081-06-10637	06-10637	210
OFE II, LLC	081-06-10638	06-10638	—
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	9,034,337
OLYMPUS CAPITAL CORP.	081-02-41930	02-41930	—
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	1,050
OLYMPUS MCE I, LLC	081-06-10639	06-10639	210
OLYMPUS MCE II, LLC	081-06-10640	06-10640	210
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 6 of 7

Court Reporting schedules for Cash Disbursements
for the Month Ended May 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	2,094,912
PAGE TIME, INC.	081-02-41839	02-41839	655
PALM BEACH GROUP CABLE INC S	081-05-60107	05-60107	—
PARAGON CABLE TELEVISION INC.	081-02-41778	02-41778	—
PARAGON CABLEVISION CONSTRUCTION CORPORATION	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORPORATION	081-02-41776	02-41776	—
PARNASSOS COMMUNICATIONS, L.P.	081-02-41846	02-41846	178,123
PARNASSOS DISTRIBUTION COMPANY	081-05-44198	05-44198	—
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PARNASSOS, L.P.	081-02-41843	02-41843	18,237,495
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	—
PRESTIGE COMMUNICATIONS, INC.	081-06-10636	06-10636	—
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	403,746
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	210,019
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	70,172
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, L.P.	081-02-41927	02-41927	753,429
S/T CABLE CORPORATION	081-02-41791	02-41791	—
SABRES, INC.	081-02-41838	02-41838	—
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	1,792,728
SENTINEL COMMUNICATIONS OF MUNCIE, INDIANA, INC.	081-02-41767	02-41767	—
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	16,329,892
SOUTHWEST COLORADO CABLE, INC.	081-02-41769	02-41769	154,582
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	809,029
STAR CABLE INC.	081-02-41787	02-41787	—
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	23,144
SVHH CABLE ACQUISITION, L.P.	081-02-41836	02-41836	903,314
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	298,146
TELE-MEDIA COMPANY OF TRI-STATES L.P.	081-02-41809	02-41809	1,224,732
TELE-MEDIA INVESTMENT PARTNERSHIP, LP	081-02-41951	02-41951	—
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	—
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	2,250,587
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	210
THE MAIN INTERNETWORKS, INC.	081-02-41818	02-41818	—
THE WESTOVER T.V. CABLE CO., INCORPORATED	081-02-41786	02-41786	—
THREE RIVERS CABLE ASSOCIATES, L.P.	081-02-41910	02-41910	810,677
TIMOTHEOS COMMUNICATIONS, L.P.	081-02-41901	02-41901	210
TMC HOLDINGS CORPORATION	081-02-41803	02-41803	210
TMC HOLDINGS, LLC	081-02-41802	02-41802	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI	Page 7 of 7

Court Reporting schedules for Cash Disbursements
for the Month Ended May 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
TRI-STATES, LLC	081-02-41810	02-41810	210
UCA LLC	081-02-41834	02-41834	13,947,387
UCA MCE I, LLC	081-06-10641	06-10641	210
UCA MCE II, LLC	081-06-10642	06-10642	210
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	—
VALLEY VIDEO, INC.	081-02-41870	02-41870	118,858
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	168,541
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	168,076
WELLSVILLE CABLEVISION, L.L.C.	081-02-41806	02-41806	315,562
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	2,372,608
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	172,576
YOUNG’S CABLE TV CORP.	081-02-41915	02-41915	406,419
YUMA CABLEVISION, INC.	081-02-41868	02-41868	1,151,810

Total			$374,807,909

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII	Page 1 of 2

Court Reporting schedules for Insurance Coverage

Coverage **	Company	Policy No.	Term

Commercial Property	Lexington, C N A, RSUI	7474763; 109864833; 341016; 341017	05/16/05 - 08/16/06

Commercial General Liability	AIG (American Home Assurance Co)	3975Y60	05/16/05 - 08/16/06

Commercial Automobile Liability	AIG (American Home Assurance Co)	MA - 3851621 VA - 3851667 All other states - 3851620	05/16/05 - 08/16/06

Excess Automobile Liability	AIG (Lexington)	All States - 1507622	05/16/05 - 08/16/06

Worker’s Compensation	AIG (New Hampshire Ins. Co., American International South Insurance Co., and Ins. Co. of the State of PA)	All states except monopolistic policy numbers 6611534; 6611535; 6611536; 6611537; 6611538; 6611539	05/16/06 - 08/16/06

Ohio	Ohio Bureau of Workers Compensation	1328524	Ongoing*

Washington State	WA Department of Labor & Industry	083 004 452	10/1/99 - Ongoing*

West Virginia	West Virginia Workers’ Compensation	10015968-01	1/1/06 - Ongoing*
Wyoming	Wyoming Department of Employment	000112936	10/1/99 - Ongoing*

International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	D36870746	10/15/05 - 10/15/06

Employment Practices Liability	AXIS Reinsurance Co.	RBN712180	03/18/06 - 03/18/07

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII	Page 2 of 2

Court Reporting schedules for Insurance Coverage

Coverage **	Company	Policy No.	Term

Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-03	11/01/05 - 11/01/06

Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.)	AUC937411602	05/16/05 - 08/16/06
Excess Umbrella Liability	XL, St. Paul	US00006683L105A, Q16400088	05/16/05 - 08/16/06

Special Crime	Liberty Insurance Underwriters	203247015	12/31/05 - 12/31/06

New York Disability	MetLife	117359	12/01/04 - 12/31/06

Pollution Liability	Quanta Specialty Lines Insurance Company	On-site coverage (2000265) Off-site coverage(2000266)	01/01/06 - 09/01/06

Fiduciary Liability Insurance	Houston Casualty Co.	14MG05A7861	12/31/05 - 12/31/06

Primary Directors & Officers Liability	Houston Casualty (U.S. Specialty Insurance Co.)	14MGU05A11560	12/31/05 - 12/31/06

Excess Directors & Officers Liability	Various	Various	12/31/05 - 12/31/06

Blanket Fidelity Bond incl ERISA	Great American Insurance Co.	CRP-5339123	05/16/06 - 05/16/07

Technology & Media Professional Liability (Errors and Omissions)	ACE (Illinois Union Insurance Company)	EON G21640104 003	04/01/05 - 08/01/06

* Ongoing means until the policy is cancelled by Adelphia or carrier

** The named insured is Adelphia Communications Corporation et al for all of the coverages.